Exhibit 10.1

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (this “Lease”) is made this __ day of March, 2012 (the “Effective Date”), by and between 111 WEST WASHINGTON, LLC, a Delaware limited liability company (“Landlord”), with its principal office at 999 Waterside Drive, Suite 2300, Norfolk, Virginia 23510, and GRUBHUB, INC., a Delaware corporation (“Tenant”), with a principal office at 2211 North Elston, Chicago, Illinois 60614 (FEIN: 26-1328194).

1.	Summary of Lease Provisions.

(a) Description of Property

Suite Number:	2100, encompassing all rentable space on floors 20, 21 & 22
Name of Building:	Burnham Center
Building Address:	111 West Washington Street
Building City, State & Zip:	Chicago, Illinois 60602
Total RSF of Building:	574,522

(b) Description of Leased Premises

Leased Area of Premises (RSF):	59,469
Tenant’s Prorata Share of Building:	10.35%

(c) Description of Lease Term

Commencement Date of Lease:	September 1, 2012, subject to Section 3 below.
Expiration Date of Lease:	August 31, 2017, subject to Section 3 below.
Total Lease Term:	Sixty (60) months, subject to Section 3 below.

Monthly Base Rent:	Time Period	Monthly Base Rent
	Lease Year 1	$138,761.00
	Lease Year 2	$141,238.87
	Lease Year 3	$143,716.75
	Lease Year 4	$146,194.62
	Lease Year 5	$148,672.50

Base Year (if applicable):	2013

Security Deposit Required:	A letter of credit initially in the amount of $500,000.00, subject to adjustment specified in Section 25 below.

(d) Description of Addresses and Notice Addresses

Remit Rental Payments to:	111 WEST WASHINGTON, LLC
	111 West Washington Street, Suite 1611
	Chicago IL 60602
	Attention: Accounts Receivable

Landlord’s Notice Address:	111 West Washington, LLC
	c/o Harbor Group International
	999 Waterside Drive, Suite 2300
	Norfolk, Virginia 23510
	Attn: T. Richard Litton, President

With a copy to:	Office of the Building
	111 West Washington Street
	Chicago, Illinois 60602
	Attn: Property Manager

With a copy to:	Levenfeld Pearlstein, LLC
Two N. LaSalle St., Suite 1300
Chicago, Illinois 60602
Attn: Brian K. Kozminski, Esq.

With a copy to:	Wells Fargo Bank, N.A.
Real Estate Capital Markets
1901 Harrison Street, 2nd Floor
Oakland, California 94612
MAC: A0227-020
Attention: Scott Mowbray

Tenant’s Notice Address:
Prior to Commencement Date:
2211 N. Elston, Suite 400
Chicago, IL 60614
Attn: General Counsel and Chief Operating Officer

Following Commencement Date:
At the Premises

(e) Brokers

For Landlord:	CBRE, Inc.

For Tenant:	U.S. Equities Realty, LLC
2.	Lease of Premises.
(a)

Granting Clause. In consideration of the obligation of Tenant to pay the Rent (as hereinafter defined) and in consideration of the other terms, covenants and conditions hereof, Landlord leases to Tenant and Tenant leases from Landlord space in Landlord’s building described in Paragraph 1(a) above (the “Building”), located on a tract of land in the City and State re ferenced in Paragraph 1(a) above (the “Land”), containing the amount of square feet of leasable area set forth in Paragraph 1(b) above. The Premises are located in the Building as shown on the floor plan attached as Exhibit “A” (the “Premises”), and consist of 59,469 rentable square feet of space on floors 20-22 of the Building. The parties acknowledge that the Premises contain the leased area specified in Paragraph 1(b) above, which includes the floor area in the Premises plus a proportionate portion of the lobbies, corridors, halls, stairways, elevators, restrooms, storage areas and other areas and improvements within the Building provided by Landlord for the general use in common of lessees within the Building (collectively, the “Leased Area”), The Leased Area designated in Paragraph 1(b) above is stipulated and agreed to by Landlord and Tenant to be the area used for purposes of calculation of the Rent hereunder, regardless of any contrary measurements that may be made by Tenant or any other person at any time, and Tenant expressly acknowledges that prior to its execution of this Lease it has had opportunity to make an independent measurement and evaluation of such stipulated Leased Area and, accordingly, hereby waives any right it may have, whether pursuant to applicable law or otherwise, hereafter to challenge same or otherwise make objection thereto. Tenant shall also have exclusive use of the approximately 2,672 square foot patio on the 22nd floor located adjacent to (and shall comprise part of) the Premises (the “Patio Space”) at no additional cost. The Patio Space shall not count as square footage “leased” or “occupied” by Tenant and no construction allowance or other concession shall be payable with respect to same. At Tenant’s sole expense, Tenant shall repair and maintain (except as provided in the next sentence), and keep in a good, clean condition the Patio Space and all landscaping, improvements and personal property thereon. Landlord, at its expense, shall be responsible for all structural maintenance and repair of the Patio Space.

(b)

Quiet Enjoyment. Landlord covenants and agrees that upon Tenant’s paying the Rent and performing all of the other terms, covenants and conditions set forth in this Lease, Tenant shall, subject to the terms of this Lease and all zoning ordinances and other laws and regulations governing or regulating the use of the Premises and all easements, rights-of-way and prescriptive rights, and all presently recorded instruments which affect the Premises, peaceably and quietly have, hold and enjoy the Premises for the Term (as hereinafter defined).

3.

Term. This Lease shall continue in full force and effect, unless sooner terminated as herein provided, for the lease term specified in Paragraph 1(c) above (the “Term”), beginning on the Commencement Date stated in Section 1(c) (the “Commencement Date”). Landlord intends to tender possession of the Premises to Tenant so that Tenant may perform Tenant’s Work on June 1, 2012. Tenant agrees that if Landlord fails to deliver the Premises to Tenant on June 1, 2012 for any reason other than delay caused by Tenant, including, without limitation, the failure for any reason of the prior tenant thereof (the “Prior Tenant”) to vacate or surrender the Premises, then (a) the Commencement Date shall be deferred one day for each day of such delay, (b) the length of the Term shall be sixty (60) full calendar months plus, if the Commencement Date is not September 1, 2012, the odd number of days in the month in which the Commencement Date occurs (which partial month shall be included in the first lease month and Base Rent payable therefore shall be prorated based on the number of days in such month), (c) the Expiration Date shall be deemed changed accordingly, and (d) Tenant shall be entitled to one (1) additional day of abated Base Rent (abated at 100%) for each day of such failure by Landlord. Landlord acknowledges that in conjunction with this Lease, it shall enter into a written agreement with the Prior Tenant to vacate the Premises no later than June 1, 2012. In the event that Landlord fails to deliver possession of the Premises to Tenant by August 1, 2012 (“Outside Delivery Date”) for any reason other than delay caused by Tenant, Tenant shall have the option to terminate this Lease upon one (1) day prior written notice to Landlord. Notwithstanding the foregoing, Tenant shall not have the right to terminate in the event that the Prior Tenant leaves behind a non-material amount of personal property that does not unreasonably delay or interfere with the commencement of Tenant’s Work and for which Landlord promptly makes arrangements to have such property removed or disposed. This right to terminate the lease described in this paragraph shall expire and be null and void on the date Landlord tenders possession of the Premises to Tenant. Tenant’s use and occupancy of the Premises prior to the Commencement Date shall be subject to all the terms and conditions of this Lease other than those requiring payment of Base Rent. The terms of this Section 3 shall be Tenant’s sole remedy in the event Landlord fails to deliver possession timely.

4.	Acceptance and Use of the Premises.
(a)

Office Use. Tenant covenants and agrees that the Premises shall be used for general office purposes only and for no other purpose. Tenant’s acceptance of occupancy from Landlord shall constitute acknowledgment by Tenant that Tenant has inspected the Premises and that the Premises are suitable for Tenant’s intended use thereof and that Tenant accepts the Premises in “AS IS” condition. Tenant recognizes and agrees that Landlord is making no warranties, express or implied, as to the present or future suitability of the Premises for any particular use other than general office use.

(b)

Prohibited Activities. Tenant shall not use or permit the use or occupancy of the Premises in any manner which: (i) is unlawful or is in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property; (iii) may invalidate or increase the amount of premiums for any insurance policy affecting the Building (collectively “Material Insurance Change”) (and if, the foregoing notwithstanding, any additional amounts of insurance premiums are so incurred, Tenant shall pay Landlord such additional amounts on demand as Additional Rent (as hereinafter defined), provided that such payments shall not authorize such use and provided Tenant did not cure Landlord’s prior written notice to Tenant of Material Insurance Change); (iv) may create a nuisance, disturb other lessees of the Building or occupants of neighboring properties, or injure the reputation of the Building; or (v) violates the Rules and Regulations (as hereinafter defined) or any restriction, covenant or encumbrance of record affecting the Building. Without limiting the generality of this Paragraph 4, Tenant may only use or permit the use or occupancy of the Premises for educational or school purposes provided (x) such use is only incidental to Tenant’s primary use and (y) Tenant complies with a previously granted exclusive at the Building that states in pertinent part as follows:

“[No] space in the Building [may be used for] (x) a school occupying more than 10,000 rentable square feet in the Building or (y) a school of any size that primarily teaches digital arts, entertainment technology, film, computer animation or recording arts.”

Tenant shall be responsible for and pay to Landlord as Additional Rent upon demand any costs incurred by Landlord by reason of misuse and/or damage to the Premises or any portion of the Building caused by Tenant, its agents, employees, contractors or invitees. All such restrictions and Rules and Regulations shall be enforced in a non-arbitrary manner among all tenants and other occupants of the Building.

5.	Monthly Rent, Additional Rent, etc.
(a)

Rent. Tenant agrees to pay to Landlord at the address specified in Paragraph 1(d) above, or at such other place reasonably designated from time to time in writing by Landlord, the Monthly Base Rent as specified in Paragraph 1(c) above and any Additional Rent (collectively, the “Rent”). As used herein, the term “Additional Rent” shall mean (i) any sales, use or other tax, excluding federal or state income taxes applicable to Landlord or Landlord’s personal property, now or hereafter imposed upon rents or other sums due to Landlord under this Lease, (ii) the amounts owed by Tenant as specified in Paragraph 6 hereof, (iii) any sum owed for costs incurred by Landlord which are in excess of the sum of any Tenant improvement allowance upon which Landlord and Tenant have agreed, if any, (iv) any sum owed for excess utilities, if any, under Paragraph 7 hereof, and (v) any other sums owed by Tenant pursuant to this Lease or in connection with Tenant’s occupancy of the Premises. The Rent is due in advance on the first day of each month without notice or demand and without any deduction or offset. The Rent for any partial Lease month shall be prorated. Tenant’s obligation to pay the Rent to Landlord shall be independent of every other covenant or obligation under this Lease.

(b)

Escalation. Each period of twelve (12) full calendar months during the Term, commencing on the Commencement Date, is herein referred to as a “Lease Year” (and the first Lease Year includes any fractional calendar month at the beginning of the Term). The Monthly Base Rent for each Lease Year after the first Lease Year shall be increased as shown in Paragraph 1(c) above. Accordingly, if the Commencement Date is other than the first day of a month, the first adjustment of the Monthly Base Rent pursuant hereto (i.e., the first day of the second Lease Year) shall be made on the twelfth month anniversary of the first day of the month following the month in which the Commencement Date falls and annual adjustments of the Monthly Base Rent thereafter (i.e., the first day of each Lease Year) shall be made on each anniversary of the date of such first adjustment date.

(c)

Late Charges; Partial Rent Payment. All delinquent Rent or other sums due from Tenant to Landlord shall bear interest at the greater of the maximum rate permitted by applicable law or the Prime Rate as published by JP Morgan Chase plus 7%, whichever is less, from the date due until paid. Tenant shall pay a charge equal to $50.00 per returned check or the amount to which Landlord is entitled under state law, whichever is greater. Notwithstanding anything herein to the contrary, no late fees and charges shall exceed the amounts permitted by applicable law. Tenant expressly agrees and acknowledges that Landlord’s acceptance at any time of any partial Rent payment and/or Landlord’s application of any portion thereof, at Landlord’s discretion, to the interest and/or late payment service charge associated therewith shall not constitute a waiver by Landlord of its right to receive and, if necessary, seek and obtain, through any means available to Landlord, whether hereunder or pursuant to applicable law, the entirety of the subject Rent payment.

(d)

Rent Abatement. Notwithstanding the foregoing, provided Tenant is not in Default under this Lease, one half (1/2) of Tenant’s obligation to pay Base Rent shall be abated (“Abated Rent”) during the first six (6) calendar months after the Commencement Date (the “Abatement Period”). To illustrate, if the Commencement Date occurs on September 5, 2012, then the Abatement Period will commence on the Commencement Date and end on March 4, 2013. If the Abatement Period does not end on the last day of a calendar month, then on the day following the Abatement Period, Tenant shall make a prorated Base Rent payment for the remainder of such month. Tenant may be entitled to additional rent abatement following the Abatement Period pursuant to Section 3 above in the event Landlord is late in tendering possession of the Premises.

6.	Operating Costs Adjustment.
(a)	Definitions: The terms identified by this Paragraph 6 shall have the following meaning with respect to the provisions of this Lease:
(1)	“Tenant’s Prorata Share” shall mean the percentage set forth in Paragraph 1(b) above.
(2)

“Real Estate Taxes” shall include any form of assessment (including any so-called “special” assessment), license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, traffic or other improvement or special district thereof, against the Premises and/or any portion of the Building. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Premises and/or any portion of the Building, the Premises and/or any portion of the Building, or the rent, additional rent or other income there from and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Real Estate Taxes for the purposes hereof, to the extent that such Real Estate Taxes would be payable if the Real Estate were the only property of Landlord subject to such Taxes. There shall be excluded from Real Estate Taxes all federal and state income taxes, federal excess profit taxes, franchise, capital stock, personal property tax and federal or state estate or inheritance taxes of Landlord. All references herein to Real Estate Taxes “for” a particular year shall be deemed to refer to the Real Estate Taxes paid in such year without regard to when such Taxes are payable, as such Real Estate Taxes are adjusted from time to time.

(3)

“Operating Expenses” shall mean all expenses of any kind or nature with respect to the Building and shall include, but not be limited to the cost of building supplies; costs incurred in connection with janitorial services; general maintenance and repair of the Building including the heating and air conditioning systems and structural components of the buildings in the Building; landscaping, insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance (should Landlord decide to carry the same) but Tenant shall have no interest in such insurance or the proceeds thereof; labor costs incurred in the operation and maintenance of the Building, including wages and other payments; costs to Landlord for Workmen’s Compensation and disability insurance; payroll taxes and welfare fringe benefits, including building management fees not to exceed 3% of the Building’s gross revenues, reasonable legal, accounting, inspection and consultation fees (including all fees incurred in the review and appeal of Real Estate Taxes) incurred in connection with the Building; any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to the Building but only those required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the Effective Date required by any governmental authority having jurisdiction over the Building, which costs shall be amortized over a term equal to the “simple pay-back” period, as determined by IRS rules or the reasonable useful life of such improvement; and any costs incurred by Landlord in making capital improvements or other modification to the Building or any part thereof which reduce the Operating Expenses, which costs shall be amortized in an amount equal to that of such capital improvements’ actual reduction in Operating Expenses. If the Building is less than 95% occupied or in the event Landlord is providing services to less than 95% of the Building during any calendar year, the Operating Expenses for the year in question that vary with occupancy, limited to expenses associated with janitorial, janitorial supplies, waste removal, utilities other than electricity, up to 35% of the common area electricity costs, and management fees, shall be adjusted to reflect a ninety-five percent (95%) occupancy or service level, as the case may be, of the Building. Operating Expenses shall expressly exclude: (A) interest and principal payments on mortgage debt; (B) loan fees and participation payments; (C) ground rental payments; (D) the cost of capital improvements except to the extent allowed as stated above; (E) the costs of painting or decorating rentable areas; (F) the costs of tenant finish alterations to Tenant’s premises or the premises of other tenants of the Building, or the cost of any work furnished by the Landlord without charge as an inducement for a tenant to lease space (i.e., free rent, improvement allowances); (G) depreciation of the Building; (H) salaries and other compensation of executive officers of the Landlord or property managing agent senior to the Building’s general manager; (I) income or franchise taxes or other such taxes imposed or measured by the income of the Landlord from the operation of the Building; (J) the cost of constructing, installing, operating or maintaining any special service or facility such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility to the extent such service or facility is not available to Tenant in common with other tenants; (K) the costs associated with utilities, services or amenities to the extent not available to all tenants or to the extent provided to any tenant to a materially greater extent or more favorable manner than generally provided to other tenants; the costs of correcting latent defects and defects in construction or renovation of the Building or its systems to the extent Landlord has been reimbursed by third parties such as insurance companies proceeds; (L) fines and penalties payable by Landlord; (M) the cost of any work performed or service provided for which fees are charged or other compensation received directly as opposed to via an operating expense provision such as this; (N) payments for rental items, the cost of which would constitute a capital expenditure if such equipment were purchased, except to the extent allowed as stated above; (O) legal expenses incurred in connection with tenant leases including, without limitation, negotiations with prospective tenants and enforcing provisions of this lease or other leases in the Building; (P) costs for sculptures, paintings and other objects of art located in the interior or on the exterior of the Building or immediately adjacent thereto, provided that Landlord may include in Operating Expenses reasonable repair and maintenance costs with respect to same; (Q) any fees and expenses paid to an agent which is related to the Landlord to the extent such fees or expenses are in excess of the customary market amounts which would be paid in the absence of such a relationship; (R) expenditures for repairs or maintenance which are covered or repaired at no additional cost by warranties, guarantees or service contracts (provided that the cost of all such service contracts may be included in Operating Expenses); (S) any expenditure for which the Landlord has been reimbursed by third parties such as insurance companies or Would have been compensated through proceeds of insurance had the Landlord maintained the insurance required under this Lease; (T) advertising, promotional and marketing expenses; (U) real estate brokerage and leasing commissions; (V) expenses in connection with repairs or other work occasioned by the exercise of the right of eminent domain; (W) damages incurred due to the gross negligence or intentional misconduct of the Landlord; (X) debt costs or the costs of financing or refinancing; (Y) the costs, fines or penalties incurred due to violations by the Landlord of any governmental rule or authority; and (Z) the Landlord’s general overhead and administrative costs and expenses not directly related to the operations of the Building.

(4)

“Utilities” shall mean actual costs incurred in connection with all energy sources for the Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil and the costs of water and sewer service.

(5)	Real Estate Taxes, Operating Expenses and Utilities may be referred to hereinafter in this Paragraph 6 collectively as the “Common Expenses”.
(6)

Landlord and Tenant acknowledge that Tenant’s monthly obligation hereunder with respect to the Common Expenses beginning with the first month of the Term shall be the amount set forth in Paragraph 6(b) below, which shall be subject to reconciliation and adjustment as provided in Paragraph 6(b) below.

(b)	Adjustment Mechanism:
(1)

During each calendar year of the Term, Tenant agrees to pay to Landlord an amount (the “Expense Payment”) equal to Tenant’s Prorata Share of the amount of the increase in each of the categories of Operating Expenses, Real Estate Taxes and Utilities over the Base Year expenses for each such category of the Common Expenses. The estimated Expense Payment for the year 2012 currently is, for Real Estate Taxes, the amount of $4.31 per r.s.f. and for Operating Expenses, the amount of $7.33 per r.s.f. It is hereby agreed that the expenses constituting Operating Expenses, Real Estate Taxes and Utilities shall be segregated from one another and calculated independently, and if the actual expense for any one of the three categories of Common Expenses is less than the Base Year expense for that category, such decrease shall not be netted against any increase from any other category of the Common Expenses. Operating Expenses shall be calculated in accordance with sound accounting principles, consistently applied.

(2)

Beginning with the first month of the first calendar year following the Base Year and continuing on each succeeding month during the Term subject to adjustment by Landlord on the first month of each succeeding calendar year during the Term, Tenant shall pay to Landlord monthly on the first day of each month an amount equal to one-twelfth (1/12th) of the estimated Expense Payment for the new calendar year as reasonably estimated by Landlord. Landlord shall provide a statement of such estimated Expense Payment to Tenant upon Landlord’s determination thereof, which estimate may be reasonably adjusted from time to time. Until Tenant receives such statement, Tenant’s monthly payment for the new calendar year shall continue to be paid at the then current rate; however, Tenant shall begin making the new monthly estimated Expense Payment beginning on the first day of the month following the month in which Tenant receives such statement, which shall be on or before May 1. Notwithstanding when such statement is received, Tenant acknowledges its obligations for and agrees to pay when billed the new monthly estimate of the Expense Payment for each new calendar year retroactive to the commencement of such new calendar year.

(3)

As soon as practicable following the end of each calendar year during the Term but no later than May 1 (provided that the annual statement may be provided as late as September 1 so long as Landlord is actively pursuing completion of such statement), beginning with the end of the calendar year following the Base Year, Landlord shall submit to Tenant a statement (the “Common Expenses Statement”) setting forth the actual amount of the Expense Payment for the calendar year just completed. To the extent that the Expense Payment for the period covered by such Common Expenses Statement exceeds the monthly- billed estimates thereof for the calendar year just completed, Tenant shall pay to Landlord the difference within thirty (30) days following its receipt of such Common Expenses Statement from Landlord. To the extent that the Expense Payment for the period covered by such Common Expenses Statement is less than the monthly-billed estimates thereof for the calendar year just completed, Landlord shall credit the difference against the estimated Expense Payment owed by Tenant for the then current calendar year, except during the last year of the term, in which case Landlord shall pay Tenant for any such outstanding amount.

(4)

Tenant’s covenant to pay the Expense Payment shall survive the expiration or early termination of this Lease. If the final year of this Lease is less than a full calendar year, then the Expense Payment for such partial calendar year shall be prorated.

(5)

After receiving an annual Common Expenses Statement and giving Landlord thirty (30) days prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses for the period of time covered by such Common Expenses Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Operating Expenses on an annual Common Expenses Statement within ninety (90) days after the statement has been delivered to Tenant or if Tenant fails to conclude its audit or inspection within ninety (90) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final. Tenant's audit or inspection shall be conducted at the Building, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during reasonable business hours. Tenant shall pay the cost of such audit or inspection unless the total Operating Expenses for the period in question is determined to be in error by more than 4% in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of such costs, or Tenant shall pay to Landlord any underpayment of such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection other than an independent firm of certified public accountants with at least ten (10) years of experience reviewing office building expense reconciliations: (1) that is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee agreement to Landlord upon request), and(2) that agrees with Landlord in writing to maintain the results of such audit or inspection confidential unless compelled by a court to deliver same. Nothing in this section shall be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including Operating Expenses.

(c)

Arbitration. Subject to subparagraph (b)(5) above, any dispute between the parties with respect to a Common Expenses Statement shall be settled by arbitration before a single arbitrator in the city in which the Premises is located and in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended and in effect on the date notice is given of the intention to arbitrate and otherwise in accordance with applicable law. The determination of the arbitrator shall be final, binding and conclusive on all the parties and judgment may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant.

7.	Services.
(a)

Description of Services. Landlord shall provide, at Landlord’s expense subject to Landlord’s ability to include same in Operating Expenses, according to customary standards for Class B office buildings of similar kind and quality in downtown Chicago, Illinois: (i) water from regular fixtures in the Building for drinking, lavatory and toilet purposes; (ii) janitorial services in the Premises five (5) days/nights per week (Monday through Friday), excluding national holidays, in accordance with Exhibit “D”, including, without limitation, cleaning and trash removal in the Common Areas (as hereinafter defined); (iii) heating and cooling (HVAC) of the Premises Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturday, 8:00 a.m. to 1:00 p.m., excluding the following holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (collectively, “Regular Business Hours”) (Building HVAC systems, including the existing rooftop units described in this subsection (a) below that serve the 22nd floor, shall be in good working order on the Effective Date); (iv) manned and electronic security services for the Building 365 days a year; and (v) elevator service to the Premises 365 days a year. HVAC may be provided at other times, at the sole cost and expense of Tenant, paid as Additional Rent, which charge shall be at Landlord’s then standard charge for after-hours HVAC service. The charge for base building after-hours HVAC service is currently $120 per floor per hour, subject to increase from time to time. Such hourly rates shall be based upon Landlord’s cost of providing such services, and shall include a component for Landlord’s overhead, depreciation, maintenance and labor costs in providing such services. If any of Landlord’s other tenants served by the equipment providing such additional service to the Premises request that Landlord simultaneously provide such service to such other tenants, the cost of Landlord providing such additional and concurrent service shall be prorated among all of Landlord’s tenants requesting such service, on a reasonable basis, as determined by Landlord. If the level of occupancy of the Premises, or any machinery or equipment which generates abnormal heat, creates unusual demands on the HVAC system serving the Premises, Landlord shall provide Tenant with written notice thereof. Landlord acknowledges that Tenant’s proposed 24/7 business operations will require installation and operation by Tenant of supplemental HVAC. Consequently, Landlord will reasonably approve Tenant’s installation of supplemental HVAC for the Premises. In the event that Tenant is delayed or unable to obtain a permit for Tenant’s intended supplemental HVAC equipment, then Landlord shall provide Tenant until Tenant installs its supplemental HVAC (not to exceed six (6) months), a fifty percent (50%) discount off Landlord’s standard charge for base building after-hours HVAC service (i.e., 50% off the currently $120 per floor per hour charge described above). If Tenant does not, within five (5) days after receipt of notice from Landlord, take steps, at Tenant’s expense, as shall be necessary to cease adverse effect on the air-conditioning or heating system or to install Tenant’s own Landlord-approved supplemental HVAC system, Landlord shall have the right, in its reasonable discretion, to install supplemental air-conditioning or heating units in the Premises, and the documented, third party cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand as Additional Rent. Other services requested by Tenant may be provided by Landlord at its sole discretion and charged to Tenant as Additional Rent. Tenant shall have the option to contract with third party janitorial service providers at Tenant’s cost to supplement any necessary janitorial services not otherwise provided by Landlord, provided Tenant’s contractors comply with Building rules, insurance requirements and are union. Subject to availability, at Landlord’s actual cost of providing such services, Landlord may provide condenser water for Tenant’s supplemental cooling needs, provided Tenant pays as Additional Rent Landlord’s then actual charge for condenser water, currently $133.56 per ton per year, subject to increase from time to time. Landlord represents that enough condenser water is available to provide up to 40 tons of supplemental cooling capacity. Landlord’s condenser water charges shall be based upon Landlord’s actual cost of providing such service, and shall include a component for depreciation, maintenance and labor costs in providing such service.

Notwithstanding anything to the contrary contained herein, the parties agree and acknowledge there are two rooftop units which currently service the conference rooms in the Premises as follows: (1) NE Rooftop Unit: Serves conference rooms A & B on the 22nd Floor, reception are on 21 and the conference room west of the reception area on the 21st Floor; and (2) E Center Unit: Serves conference room C on the 22nd Floor. During the Term, Landlord shall permit Tenant to have control of these units by installing separate meters upon Landlord’s preapproval and at Tenant’s reasonable expense. Utility costs for the operation of these units shall be an Operating Expense during Regular Business Hours and at Tenant’s sole expense outside of Regular Business Hours. As stated in Section 8(a) below maintenance of such units shall be Landlord’s responsibility.

(b)

Electricity. Electricity shall be distributed to the Premises by Landlord. Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges, which charges shall be based on meter readings and shall not exceed Landlord’s actual charges received from the public utility furnishing such electricity directly to Tenant. All electricity used during the performance of janitor service in the Premises, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant. At any time during the Term, Landlord may elect that electricity shall instead be distributed to the Premises directly by an electric utility company serving the Building, in which case Landlord shall make available Landlord’s meters, wire and conduits to be used for such distribution, without cost to Tenant (except related costs included in Operating Expenses). If an electric utility company is distributing electricity to the Premises, Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished to the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to maintain and supply whenever necessary redundant electricity in the Building.

(c)

Interruption. Tenant agrees that Landlord shall not be liable for damages, and the Rent shall not abate, for failure to furnish or delay in furnishing any service in a timely manner due to casualty, condemnation or by reason of force majeure or any other reason other than the gross negligence or intentional misconduct of Landlord. Any failure or delay as a result of these reasons shall not be considered an eviction or disturbance of Tenant’s quiet enjoyment, use or possession of the Premises. However, if an interruption of service prohibits Tenant from using the Premises, such interruption is within Landlord’s control to remedy, and such interruption continues for more than three (3) consecutive days, then Tenant’s obligation to pay Rent and Additional Rent thereafter shall abate until such service and Tenant’s ability to use the Premises resumes. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such failure, defect or interruption of any such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business.

8.	Maintenance.
(a)

Maintenance by Landlord. Subject to the terms of Paragraph 6 above with respect to cost allocation, Landlord shall keep or cause to be kept the (i) foundations, (ii) roof, (iii) Building HVAC system (including the existing HVAC system that exclusively serves the 22nd floor), elevator system, and Building security system, (iv) Building common utility lines providing service to the Building or the Premises, (v) structural portions or the walls of the Building, (vi) the skylight in the north reception area between the 21st and 22nd floors; and (vii) Common Areas in good order, repair and condition except for damage thereto due to the intentional misconduct and/or negligent acts or omissions of Tenant, its agents, employees, contractors or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. Except as provided in this paragraph, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon or to the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant’s responsibility. Landlord shall employ security for the Building in accordance with Section 7(a) above; provided however Tenant expressly agrees and acknowledges that Landlord’s employment of security shall not be deemed an undertaking by Landlord to ensure the safety of Tenant or any of its agents, employees, contractors, customers or invitees or the property of any such parties.

(b)

Maintenance by Tenant. Tenant shall at all times and at Tenant’s sole expense keep all parts of the Premises not required herein to be maintained by Landlord (including, without limitation, Tenant’s supplemental HVAC equipment and satellite dish and related installations) in good order, condition and repair and in a clean, orderly, sanitary and safe condition, damage by unavoidable casualty excepted. Without limitation on the foregoing, Tenant’s obligations shall include, without limitation, doing such things as are necessary to cause the Premises (including, without limitation, fire/life safety systems within the Premises) to comply with all applicable current and future laws, rules, regulations and orders of any federal, state and/or local governmental and public bodies and agencies. If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality and shall repair all damages caused by such replacement.

9.

Common Areas. All private sidewalks, lighting facilities, hallways, stairways, lobbies, elevators, restrooms and other areas and improvements provided by Landlord for the general use in common of lessees and their customers in the Building (all herein collectively called the “Common Areas”) shall at all times be subject to the exclusive control and management of Landlord; provided, however, that Landlord’s exclusive control and management of the Common Areas shall not be deemed an undertaking by Landlord to ensure or be a guaranty of the safety of Tenant or any of its agents, employees, contractors, customers or invitees, or the property of any such parties. Tenant shall have the non-exclusive right to use the Common Areas, in common with other lessees in the Building, subject to the Rules and Regulations (as hereinafter defined). If the size or configuration of the Common Areas is diminished or altered, Landlord shall not be liable to Tenant on account thereof nor shall Tenant be entitled to any compensation or reduction or abatement of the Rent, and any such diminution or alteration shall not be considered a constructive or actual eviction. Tenant also agrees that Landlord shall have the right to do and perform such acts in and to the Common Areas as Landlord, in the exercise of its good faith business judgment, shall determine from time to time to be advisable. Landlord shall use commercially reasonable efforts to ensure that Landlord’s control of and acts within the Common Areas do not materially hinder access to, nor materially diminish Tenant’s quiet enjoyment or use of, the Premises. To the extent permitted by law, Tenant may use the Building’s fire stairs connecting the floors of the Premises as convenience stairs for inter-floor access within the Premises. To the extent permitted by law and provided Landlord’s keycards continue to provide access, Tenant may install an internal key card system as part of this right at Tenant’s expense. Landlord may require that any system so installed by Tenant be compliant, compatible, and installed in a coordinated manner with Landlord’s fire and security systems, including giving the main Building system the ability to lock or unlock the doors in the event of an emergency or test. Tenant’s indemnity obligations under Section 18(a) of the Lease are hereby expanded to include accidents or occurrences in or about the stairwell, in addition to in or about the Premises. At Landlord’s request, Tenant shall be required to remove Tenant’s card key access system and restore any damage caused thereby upon the expiration or earlier termination of the Lease. Any alterations that Tenant desires to perform in the Building’s stairwells must be compliant with code and may only be made with Landlord’s prior written consent.

10.

Ordinances And Regulations. Tenant shall comply promptly, at Tenant’s sole cost and expense, with all current and future laws, codes, ordinances, rules and/or regulations of any municipal, county, state, federal and/or other governmental authority and any bureau or department thereof, including without limitation Environmental Laws (as hereinafter defined) and the Americans With Disabilities Act (and any and all regulations adopted in connection therewith) and with all applicable requirements of regulatory or other such insurance bodies, and of the Board of Fire Underwriters or any other body exercising similar functions, which may be applicable to the Premises and Tenant’s use or occupancy of the Premises, and shall comply with the requirements of all of Landlord’s policies of insurance at any time in force with respect to the Building. Landlord shall comply promptly with all current and future laws, codes, ordinances, rules and/or regulations of any municipal, county, state, federal and/or other governmental authority and any bureau or department thereof, including without limitation Environmental Laws (as hereinafter defined) and the Americans With Disabilities Act (and any and all regulations adopted in connection therewith) and with all applicable requirements of regulatory or other such insurance bodies, and of the Board of Fire Underwriters or any other body exercising similar functions, which may be applicable to the common areas of the Building, and shall comply with the requirements of all of Landlord’s policies of insurance at any time in force with respect to the common areas of the Building. Tenant agrees for itself and for its sublessees, employees, agents, contractors and invitees to comply with the Rules and Regulations, provided the same are enforced in a non-arbitrary manner.

11.	Signs.
(a)

Except as expressly provided herein, Tenant shall place no signs or advertising matter on the exterior or interior of the Building or at any other location in or about the Building. Initial placement of standard directional and identification signage shall be provided by Landlord to the directory in the Building and individual entry suite identification signage, and subsequent modifications thereto shall be at Tenant’s expense. Any lettering or signs placed on the interior of the Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character, location and description, which have been approved by Landlord in writing.

(b)

So long as Tenant is not in Default under this Lease, the originally-named Tenant or its Permitted Transferee never leases less than seventy-five percent (75%) of all leasable space on floors 20-22 of the Building, and provided Tenant obtains and maintains at Tenant's expense all necessary permits, licenses and approvals, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, (i) logo buttons in the passenger elevator cabs serving floors 20-22 of the Building, which buttons must be consistent with Building standard; and (ii) one (1) exterior sign on the Building as shown on Exhibit “E”, subject to the following terms and conditions:

(1)	The location, design, construction, size and all other aspects of such signage and the installation thereof shall be subject to Landlord's prior written consent.

(2)

The expense of installing, constructing, insuring, maintaining, replacing and removing such signage shall be at the sole cost and expense of Tenant and shall be paid directly by Tenant. Tenant shall be responsible for all costs and expenses associated with such signage and Tenant shall promptly repair any damage to the Building resulting from the installation, construction, maintenance or removal of such signage, normal wear and tear excepted.

(3)

Installation of signage shall occur outside of Building operating hours. If installation requires access to another tenant's suite or the Building engineer's office, a security officer or the Building engineer shall be required to be on-site during such installation at the sole cost and expense of Tenant.

(4)

Tenant hereby agrees to indemnify and hold Landlord harmless (except where such accident, injury, death or loss results from the gross negligence or intentional misconduct of Landlord or its agents, employees, or contractors) for any cost, expense, loss or other liability associated with the installation, construction, maintenance and removal of such signage.

(5)

If Tenant requests any assignment or subletting of this Lease, Tenant's rights with respect to the sign as contained herein shall not be transferable or assignable to an assignee or subtenant (other than a Permitted Transferee) without the express prior written consent of Landlord which consent may be granted, withheld or conditioned in Landlord's sole and absolute discretion.

(6)

Upon the expiration or earlier termination of this Lease or Tenant’s signage rights, unless otherwise directed by Landlord, Tenant shall promptly remove the signage and reimburse Landlord for all costs and expenses associated with restoration of the Building and any damage to the Building caused by such removal. Notwithstanding anything contained herein to the contrary, Tenant shall not be responsible to reimburse Landlord or repair signage damage on the Building existing on the Effective Date caused by prior signage not belonging to Tenant.

(7)

Landlord makes no representation or warranty whether the City of Chicago may approve signage for Tenant. Tenant's exterior signage right and logo button signage right are personal to the above-named Tenant and its Permitted Transferees.

12.	Alterations.
(a)

General. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, provided, Landlord’s consent shall not be necessary for alterations that are non-structural and cosmetic and do not exceed $50,000 in the aggregate over a twelve (12) month period. Tenant shall permit no lien or claim for lien of a mechanic, laborer, or supplier or any other lien to be filed against the Premises and/or any portion of the Building arising out of work performed, or alleged to have been performed by, at the direction of or on behalf of Tenant. The interest of Landlord in the Land and the Building shall not be subject to liens for improvements made by Tenant or by persons claiming by, through or under Tenant, and Tenant agrees it shall notify any person making any improvements on its behalf of this provision. If requested by Landlord, Tenant shall provide to Landlord, prior to the commencement by Tenant of any alterations to the Premises as contemplated hereby, evidence reasonably satisfactory to Landlord of Tenant’s ability to pay for such work and materials in full. Tenant shall indemnify and hold Landlord harmless (except where such accident, injury, death or loss results from the gross negligence or intentional misconduct of Landlord or its agents, employees, or contractors) from and against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record or shall deliver to Landlord a bond or other security satisfactory to Landlord within twenty-one (21) days after the filing thereof. Should Tenant fail to discharge such lien or deliver such security within such twenty-one (21) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant expressly agrees and acknowledges that in the course of the performance by it of any alterations, additions or improvements to the Premises pursuant hereto, and all at Tenant’s sole cost and expense, it shall obtain all necessary governmental permits and certificates for the commencement and completion and for final approval thereof and it shall comply with all laws, codes, ordinances, rules and regulations of any municipal, county, state, federal and/or other governmental authority and/or any bureau or department thereof which relate (s) thereto and/or whose requirements may be triggered on account thereof, including, without limitation, the Americans With Disabilities Act (and any and all regulations adopted in connection therewith) and with all applicable requirements of insurance bodies and as any of such laws, codes, ordinances, rules and/or regulations may relate to, otherwise affect and/or precipitate the need for any modifications in and/or to the Common Areas and/or the Building arising from the performance by Tenant of any alterations, additions or improvements to the Premises hereunder.

(b)	Telecommunications Improvements.
(1)

If at any time during the Term, or any renewal thereof, Tenant contracts with or makes arrangements for service with an applications service provider (“ASP”), defined as any entity providing telephone, internet, video, cable and/or other broadband related services (the “Services”), which ASP does not have a contractual relationship with Landlord and/or any incumbent telecommunications provider (“CLEC” or “ILEC”) that does not already have an easement with respect to the Land and/or the Building (or other such similar contractual relationship or right to be present or have access to the Land and/or the Building), and which must gain and/or maintain a physical presence in the Premises and/or on the Land and/or the Building in some manner in order to provide the Services to Tenant, Tenant must notify Landlord in writing, identifying the name and contact information of such ASP, and obtain Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed. Landlord and the named ASP shall then negotiate and execute a telecommunications service agreement (“TSA”) allowing the ASP to access the Building and/or the Premises, as the case may be.

(2)

Additionally, if Tenant is, itself, an ASP, CLEC, ILEC, or otherwise capable of providing the Services, and desires to install fiber or other wiring or wireless solutions throughout the Premises and/or the Building, Tenant must notify Landlord in writing, obtain Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed, and Landlord and Tenant shall negotiate and execute a TSA with respect to such installation.

(3)

Notwithstanding the foregoing, if Tenant contracts with an ASP, CLEC or ILEC with which Landlord does have a contractual relationship, or which does have an easement or other such right to gain access or be otherwise present on the Land and/or the Building, but which does not presently have the necessary equipment, wiring and/or fiber optics running to the Premises, and which will have to make any alteration or improvement to the Building, the Land and/or the Premises in order to provide the Services to Tenant, Tenant then must also notify Landlord in writing, identifying the name and contact information of such ASP, CLEC or ILEC, and obtain Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed. Landlord and the named ASP, CLEC or ILEC shall then negotiate a TSA allowing such ASP, CLEC or ILEC to access the Land and/or the Building, as the case may be. Tenant acknowledges that if Landlord consents to Tenant’s proposed arrangement for the Services, the TSA, which shall bind both Tenant and Tenant’s ASP, CLEC or ILEC (or in the case of (2) above, the TSA shall bind both Tenant and Landlord), is a nonexclusive license agreement only.

(c)

At Tenant’s expense, in compliance with all applicable law, provided such installations are compliant with Building systems, and provided Landlord’s keycards continue to provide access, Tenant may install key card reader limited access to the Premises and security systems in the elevators serving the Premises. All such installations shall be subject to the prior written approval of Landlord, not to be unreasonably withheld. At Landlord’s request, Tenant shall be required to remove such improvements installed by Tenant and restore any damage caused thereby upon the expiration or earlier termination of the Lease.

13.

Right of Entry. Landlord and its managing agent and agents of either shall have the right, at all reasonable times during the Term, to enter and inspect the Premises and to make repairs and/or alterations Landlord deems necessary, with reasonable notice, except in cases of emergency, in which case no notice shall be required. Landlord has the right to show the Premises to prospective tenants during the last nine (9) months of the Term (unless Tenant has exercised an available renewal option), or at any time that Tenant has either permanently vacated the Premises or Tenant is in Default beyond the applicable cure period. Landlord shall have the right at all times to alter, renovate and repair portions of the Building which do not include the Premises, notwithstanding any temporary inconvenience or disturbance to Tenant. Landlord shall use commercially reasonable efforts to minimize inconvenience or disturbance to Tenant, provided Landlord shall not be required to pay overtime.

14.	Destruction of Premises.
(a)

Casualty. If a fire or other casualty (collectively, “Casualty”) which damages the Premises or the Building occurs and materially affects the use of the Premises, Landlord shall make an initial estimate of the time needed to complete necessary repairs to the Building and the Premises and notify Tenant of same within sixty (60) days of the Casualty (“Landlord’s Notice”).

(b)

Substantial Repairs Required. If the Premises are rendered unusable by the Casualty and Landlord’s initial estimate of the time needed for repairs exceeds two hundred seventy (270) days, Landlord or Tenant may, by written notice to the other given within fifteen (15) business days after Tenant’s receipt of Landlord’s Notice, terminate this Lease effective as of the date of the Casualty. If the Premises are rendered unusable by the Casualty, but Landlord’s initial estimate of the time needed for repair is two hundred seventy (270) days or less, subject to the terms of any mortgage encumbering the Building, Landlord will proceed with the restoration of the Premises and/or the Building as set forth below.

(c)	Substantial Repairs Not Required. If the Premises are still usable after the Casualty, then neither Landlord nor Tenant shall have the right to terminate this Lease.
(d)	Casualties During Last Six Months. Either party may terminate this Lease if the Casualty occurs within the last six (6) months of the Term and the Premises are rendered unusable.
(e)

Repairs. Unless the Lease is terminated, subject to the terms of any mortgage encumbering the Building, Landlord will repair the Premises and/or the Building (other than leasehold improvements installed by Tenant and personal property), as the case may be, to substantially the same condition as existed immediately prior to the Casualty. At the request of Landlord, Tenant shall relocate, at Tenant’s expense, all personal property from the Premises prior to and during the period of the repairs.

(f)

Rent Abatement. If the Premises are damaged by Casualty and the Lease is not terminated, the Rent and Additional Rent shall abate for that part of the Premises which is rendered unusable and not occupied by Tenant on a per-diem basis from the date of the Casualty until the date on which Landlord has substantially completed the required work. If Landlord makes other space available to Tenant and Tenant accepts such space, rent for such substitute premises shall be the fair rental value of such premises.

15.	Condemnation.
(a)

Substantial Taking. If all or part of the Building is taken or condemned by any authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises unusable as reasonably determined by Landlord, this Lease shall terminate as of the date title vests in such authority and the Rent shall be apportioned as of such date.

(b)

Insubstantial Taking. If any part of the Building is taken or condemned (including a deed given in lieu of condemnation), but the Premises are still completely usable, this Lease shall not terminate. Landlord, upon receipt and to the extent of a proportionate amount of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations to restore the Premises to as near their former condition as circumstances will permit, and to the Building to the extent necessary to make the Premises complete. If Landlord is unable to make the Premises complete due to Condemnation, then for the purposes of this Lease, it will be considered a Substantial Taking.

(c)

Appointment of Award. Landlord shall be entitled to receive the price or award from any sale, taking or condemnation without any payment to Tenant. Landlord acknowledges that Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid by Tenant, Tenant’s personal property, and Tenant’s cost of relocation without any credit or allowance for Landlord and for any loss for injury, damage or destruction to or of Tenant’s business resulting from such taking. Under no circumstances shall Tenant seek or be entitled to any compensation for the value of its leasehold estate, which Tenant hereby assigns to Landlord.

16.	Assignment and Sublease.
(a)

Consent. Without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. If Tenant desires to assign this Lease or to enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord, together with a copy of the proposed assignment or sublease at least twenty-one (21) days prior to the effective date of the proposed assignment or sublease (provided, that Tenant agrees that Landlord’s receipt of such copy shall not be deemed to constitute Landlord’s acceptance and/or approval of the terms thereof). Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease. For purposes of this Paragraph 16, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a corporation or limited liability company whose shares of stock or membership interests are not traded publicly (only for so long as Tenant is not traded publicly) or, if Tenant is a partnership, a change in the general partner of the partnership or a change in the persons holding more than 50% of the interests in the partnership, or a change in majority ownership or control of any general partner of the partnership. Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent to be paid by Tenant hereunder for the portion of the Premises so transferred after deduction of all Tenant expense to sublease the Premises including all concessions, professional fees, commissions and any other reasonable expense. Such rent shall be paid as and when received by Tenant.

(b)

Processing Fee. In the event Landlord shall consent to any assignment or sublease, Tenant shall reimburse Landlord, the actual, third party reasonable attorney’s fees and related out of pocket costs associated with processing such assignment or sublease. The aforesaid reimbursement shall be due and payable upon Landlord’s invoice of same to Tenant. Said reimbursement shall be due upon each sublease and/or assignment.

(c)

Reasonable Standards. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed assignment, sublease or other transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, (ii) the transferee intends to use the Premises for purposes that are not permitted under this Lease, (iii) the subleased space and/or the remainder of the Premises are not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the transferee is either a government (or agency or instrumentality thereof) or an occupant of the Building, (v) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed transfer, or (vi) in the judgment of Landlord, such a transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Building or any other tenant's lease within it. If Landlord wrongfully withholds its consent to any proposed assignment, sublease or other transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such transfer.

(d)

Permitted Transfers. Notwithstanding Section 16(a), Tenant may assign all or part of its interest in this Lease or sublease all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (i) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (ii) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of the Permitted Transfer. Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall expressly assume in writing the obligations of Tenant hereunder; and it shall comply with all of the terms and conditions of this Lease and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than ten (10) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (x) copies of the instrument effecting the Permitted Transfer, (y) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (z) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. In the event that Tenant desires to effect a Permitted Transfer, however the Tangible Net Worth requirement is not met, Landlord agrees to be reasonable and discuss in good faith with Tenant the possibility of achieving Tenant net worth equivalent and creditworthiness acceptable to Landlord via alternative means of credit enhancement, such as an additional letter of credit. Any subsequent assignment or sublease by a Permitted Transferee shall be subject to the terms of this Article 16.

17.	Subordination, Attornment, and Estoppel.
(a)

Subordination. This Lease and the rights of Tenant hereunder are expressly subject and subordinate to the lien and provisions of any mortgage, deed of trust, deed to secure debt, ground lease, assignment of leases or other security instrument or operating agreement (collectively, a “Security Instrument”) now or hereafter encumbering the Premises, the Building and/or the Land, or any part thereof, and all amendments, renewals, modifications and/or extensions of and to any such Security Instrument and to all advances made or hereafter to be made upon any such Security Instrument. Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute and deliver such further instrument or instruments, in such form as may be required by Landlord or any holder of a proposed or existing Security Instrument, subordinating this Lease to the lien of any such Security Instrument as may be requested in writing by Landlord or such holder from time to time.

(b)

Attornment. In the event of foreclosure of any such Security Instrument by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of Landlord, shall attorn to such mortgagee or purchaser in foreclosure. Tenant agrees to execute and deliver at any time upon request of any such mortgagee, purchaser or their successors any instrument to further evidence such attornment.

(c)

Estoppel Certificate. Tenant shall, within ten (10) days of receipt of written notice from Landlord, deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease, as modified, is in full force and effect and providing a true, correct and complete copy of this Lease and any and all modifications of this Lease; the amount of each item of the Rent then payable under this Lease and the date to which the Rent has been paid; that Landlord is not in default under this Lease or, if in default, a detailed description of such default; that Tenant is or is not in possession of the Premises, as the case may be; and containing such other information and agreements as may be reasonably requested by Landlord or its lender.

(d)

SNDA. It shall be a condition to the effectiveness of this Lease that Landlord, Tenant and Landlord’s current mortgage lender execute the Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) attached hereto as Exhibit “F”. Landlord shall use commercially reasonable efforts to obtain a SNDA from Landlord’s future mortgage lenders on the lender’s standard form. Tenant shall pay Landlord’s mortgage lender’s SNDA processing, legal and other fees. Tenant shall reimburse Landlord for same within thirty (30) days of receipt of an invoice therefore. Tenant may be required to execute a SNDA first before Landlord or Landlord’s mortgagee will execute; with respect to the SNDA attached hereto as Exhibit “F”, Tenant’s execution thereof shall be simultaneous to the execution of this Lease. A party’s signature on a SNDA shall evidence such party’s acceptance of such SNDA.

18.	Waiver and Indemnification.
(a)

Tenant shall indemnify, defend and save harmless Landlord from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with the use, occupancy, management or control of the Premises by Tenant, its agents, employees, contractors or invitees or the operations, conduct or activities in the Premises or the Building by Tenant, its agents, employees, contractors or invitees.

(b)

Landlord shall indemnify, defend and save harmless Tenant from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with the use, occupancy, management or control of the common areas of the Building by Landlord, its agents, employees, contractors or invitees or the operations, conduct or activities in the common areas of the Building by Landlord, its agents, employees, contractors or invitees.

(c)

Landlord and Tenant’s indemnity obligations under this Paragraph 18 shall survive the expiration or earlier termination of this Lease. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other property damage, personal injury or death suffered or incurred by Tenant or any of Tenant’s agents, employees, customers or other invitees in connection with any unauthorized entry into the Premises or other acts, whether or not criminal or willful, of third parties, except to the extent same is due to Landlord’s gross negligence or intentional misconduct.

19.	Insurance.
(a)	Required Coverage. Tenant shall maintain the following coverages in the following amounts.
(1)

Commercial General Liability Insurance (or its equivalent) covering the insured against claims of bodily injury and death, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than Two Million and No/100 Dollars ($2,000,000.00) combined single limit per occurrence and Four Million and No/100 Dollars ($4,000,000.00) combined single limit annual aggregate.

(2)

Property Insurance covering (a) Tenant’s property, and (b) any improvements and alterations made by Tenant or at Tenant’s request. Such insurance shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost (as shall be approved by Landlord) without deduction for depreciation, and shall include coverage for vandalism, malicious mischief and sprinkler leakage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein the proceeds under (a) shall be paid to Tenant and the proceeds under (b) in excess of Tenant’s unamortized cost associated therewith shall be paid to Landlord. Notwithstanding the foregoing, Landlord shall have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Building and thereafter include the premium of such policy as an element of Operating Expenses.

(3)	Intentionally deleted.
(4)	Statutory worker’s compensation, together with employers liability coverage at limits of:

$500,000 Each Accident

$500,000 Each Employee by Disease

$500,000 Policy Limit by Disease

(b)

Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All liability insurance shall (a) name Landlord, Landlord’s asset manager, Landlord’s property management agent, and at Landlord’s request, any mortgagee, each as an additional insured, as their respective interests may appear; (b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s indemnity obligations under this Lease; (c) be issued by an insurance company having a rating of not less than A- IX in Best’s Insurance Guide or that is otherwise acceptable to Landlord and licensed to do business in Illinois; (d) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord shall be excess and non-contributing with any insurance requirement of Tenant; (e) provide that said insurance shall not be canceled, expire or coverage reduced unless thirty (30) days’ prior notice shall have been given to Landlord; and (f) if Tenant has a net worth of less than Ten Million and No/100 Dollars ($10,000,000.00), have a deductible not greater than Five Thousand and No/100 Dollars ($5,000.00).

(c)

Evidence of Insurance. Tenant shall deliver a copy of each paid-up policy (authenticated by the insurer) or other evidence of insurance reasonably satisfactory to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the date possession of the Premises is delivered to Tenant and Tenant shall deliver replacement certificates at least thirty (30) days before the expiration dates of the applicable policies. Landlord may upon request, at any time and from time to time, inspect or copy any insurance policies that this Lease requires Tenant to maintain. Tenant agrees that, if Tenant does not obtain and maintain such insurance, Landlord may (but shall not be required to) after five (5) days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease.

(d)

Additional Insurance Obligations. Landlord may require that Tenant obtain additional types of insurance, including but not limited to earthquake, sprinkler leakage by earthquake, environmental and terrorism insurance to the extent such coverages are standard for similar properties in the same geographic area as the Building and are available at commercially reasonable rates.

(e)

Mutual Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant (nor their respective successors or assigns) will have any claim against the other for any loss, damage or injury to property which is covered by insurance carried by either party (or which would have been covered if the respective party had carried the insurance required by this Lease), notwithstanding the negligence of either party in causing the loss. Each party agrees to obtain an agreement from its insurer permitting the foregoing waiver if the policy does not expressly permit a waiver of subrogation.

(f)	Independent Obligations. Tenant acknowledges and agrees that Tenant’s insurance obligations under this Lease are independent of Tenant’s indemnity obligations, liabilities and duties under this Lease.
20.	Relocation. Intentionally deleted.
21.	Default by Tenant/Landlord Remedies.
(a)	Events of Default: Any of the following occurrences or acts shall constitute an event of default under this Lease (“Default”).
(1)

If Tenant, at any time during the Term, shall (a) fail to make any payment of the Rent or other sum herein required to be paid by Tenant within five (5) days after notice from Landlord that the same is past due (provided that Landlord shall not be required to give such notice more than twice in any twelve (12) month period), (b) fail to cure, immediately after notice from Landlord, any hazardous condition which Tenant has created or suffered in violation of law or this Lease, (c) fail to observe or perform or be in breach of any of the covenants in respect of assignment, subletting and encumbrance set forth hereinabove, (d) fail to deliver an estoppel certificate within the time period required under Section 17 above; or (e) fail to observe or perform any other provision hereof and cure same within thirty (30) days after Landlord shall have delivered to Tenant written notice of such failure, provided that if the failure is of such a nature as to be impossible to be cured by the end of such thirty-day cure period, the thirty-day period shall be extended as reasonably required to cure said failure provided that Tenant has commenced to cure the default during the aforesaid thirty-day notice period and diligently pursues a cure to its completion.

(2)

To the full extent permissible under the Bankruptcy Reform Act of 1978, as amended, or any successor thereto, (a) if Tenant or any Guarantor, shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated, bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; (b) if a receiver, trustee or liquidator of Tenant or any Guarantor of all or substantially all of the assets of Tenant or any Guarantor of the Premises or any portion thereof shall be appointed in any proceeding brought by or against Tenant or any Guarantor and shall not be discharged within thirty (30) days after such appointment, or if Tenant or any Guarantor shall consent to or acquiesce in such appointment; or (c) if the applicable provisions of the Bankruptcy Reform Act of 1978, as amended, specifically Sections 363 and 365 thereof, are not satisfied to the fullest extent possible.

(b)

Remedies. Upon the occurrence of a Default by Tenant under this Lease at the option of Landlord and in addition to all other rights and remedies provided in this Lease, at law or in equity, Landlord shall have the following rights and remedies:

(1)	to terminate this Lease by notice to Tenant, in which event the Term and all right, title and interest of Tenant hereunder shall end on the date stated in such notice;
(2)

to terminate the right of Tenant to possession of the Premises without terminating this Lease, by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice. In the event of the foregoing, Landlord shall have the right to re-enter the Premises without demand of Rent or demand of possession and forthwith to proceed to recover possession of the Premises by process of law; any notice to quit, or of intention to re-enter the same being hereby expressly waived by Tenant;

(3)

Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (aa) injunctive relief, (bb) recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease, and (cc) any other damages incurred by Landlord by reason of Tenant’s Default;

(4)	Intentionally deleted; and
(5)

to recover from Tenant all reasonable damages and expenses incurred by Landlord as a result of any breach by Tenant. Any damages or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of reletting, or in separate actions, from time to time, as said damages shall have been made easily ascertainable by successive reletting, or, at Landlord’s option, may be deferred until the expiration of the Term in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Termination Date.

Notwithstanding anything to the contrary herein contained, Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.

In the event of the termination of this Lease by Landlord as provided for by subparagraph (1) above, Landlord shall be entitled to recover from Tenant all damages and other sums which Landlord is entitled to recover under any provision of this Lease or at law or equity, including, but not limited to, all the fixed dollar amounts of Monthly Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorney’s fees incurred by Landlord in the enforcement of its rights and remedies hereunder and, in addition, any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the present value of the excess of the Monthly Base Rent provided to be paid for the remainder of the Term (such present value to be computed on the basis of a per annum discount rate equal to 6%) over the fair market rental value of the Premises (determined at the date of termination of this Lease) after deduction of all anticipated expenses of reletting. In the alternative, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Monthly Base Rent, Additional Rent and other amounts due and owing under this Lease not theretofore accelerated and paid pursuant to the provisions of this Lease plus (x) damages equal to all other sums which would have accrued under the Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (y) such amounts as Landlord may receive from reletting after first paying all costs of such reletting, including, without limitation, brokerage commissions and the costs of repairs, alterations, additions and redecorations, and the expenses of re-entry, and the net amounts of rent collected remaining after such expenses shall operate only as an off-setting credit against the amount due hereunder with any excess or residue belonging to Landlord solely. Should the fair market rental value of the Premises after deduction of all anticipated expenses of reletting exceed the Monthly Base Rent provided to be paid by Tenant for the remainder of the Term, Landlord shall not be obligated to pay to Tenant any part of such excess or to credit any part of such excess against any other sums or damages for which Tenant may be liable to Landlord.

If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease as provided in subparagraph (2) above, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Monthly Base Rent hereunder for the full Term, and the present value of the aggregate amount of the Monthly Base Rent and Additional Rent (at the then current rates therefor) for the period from the date stated in the notice terminating possession to the Termination Date (such present value to be computed on the basis of a per annum discount rate equal to 6%) shall, at the option of Landlord, be immediately due and payable by Tenant to Landlord, together with any other moneys due hereunder, and Landlord shall have the right to immediate recovery of all such amounts. In the alternative, Landlord shall have the right from time to time, to recover from Tenant, and Tenant shall remain liable for, all Monthly Base Rent and Additional Rent not theretofore accelerated and paid pursuant to the foregoing sentence and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the Termination Date. In any such case, Landlord may (but shall be under no obligation to, except as may be required by Law) releting the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord in Landlord’s sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may after prior written notice to Tenant change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord’s expenses of reletting, including, without limitation, brokerage commissions payable to Landlord or Landlord’s agent or to others. To the extent permitted by law, Landlord shall also have the right to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property in such manner as Landlord may see fit without notice to Tenant. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Monthly Base Rent and Additional Rent payable by Tenant hereunder, and any excess or residue shall operate only as an offsetting credit against the amount of Monthly Base Rent and Additional Rent due and owing or paid as a result of acceleration or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Monthly Base Rent and Additional Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of either the aggregate sum (including Monthly Base Rent and Additional Rent) due and owing or paid as a result of acceleration or which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no default occurred, as applicable. No such reentry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, nor shall the foregoing operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

Notwithstanding anything herein to the contrary, Landlord agrees to use reasonable efforts to mitigate its damages to the extent required by Illinois law; provided, that the sole remedy of Tenant in connection with the failure of Landlord to so mitigate damages if required by law shall be a reduction in Landlord’s recovery by the amount that Tenant proves could reasonably have been mitigated.

22.

Bike Room. The Building’s basement contains a bicycle storage room that can accommodate up to twenty (20) bicycles. Provided this Lease is in effect and Tenant is not in Default, Tenant shall have the non-exclusive right in common with Landlord and other Building tenants to utilize the bicycle storage room for daily bike parking, free of charge. Additional bicycle storage may be made available by Landlord in the future, provided Landlord reserves the right to charge Building standard rates for additional bicycle storage.

23.

Surrender of Premises. Upon expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and leaseable condition, except for (i) damage not caused by the acts of Tenant, its agents, employees, contractors or invitees and (ii) ordinary wear and tear. Charges incurred by Landlord for removal of boxes and debris left in the Premises which exceed normal janitorial costs shall be charged to Tenant. Movable trade fixtures, personal property and all telephone, communication and data lines and cables (collectively, “Telecommunication Equipment”) owned, installed or caused to be installed by Tenant in the Premises or elsewhere, shall be removed by Tenant in a good and workmanlike manner provided, however, that Tenant shall repair any damage to the Premises or Building caused by such removal; except in the event the Premises was delivered to Tenant with existing Telecommunication Equipment, Tenant shall not be required to remove any Telecommunication Equipment upon expiration or termination of the Lease. All items authorized to be removed but subsequently not removed shall, at Landlord’s option, be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord without any payment or credit, and Landlord may, at its option, either store or dispose of these items at Tenant’s expense. Except as otherwise noted herein, if any alterations or improvements are made by Tenant, with or without Landlord’s approval, Tenant will, at its expense and upon request by Landlord, restore the Premises to its original condition. Landlord will inform Tenant at time of plan approval whether Landlord will require removal upon Lease expiration or earlier termination of any alterations or improvements that Tenant desires to install.

24.

Holding Over. If Tenant, or any assignee or sublessee of Tenant, shall continue to occupy the Premises after the termination or expiration of this Lease for any reason without the prior written consent of Landlord, such tenancy shall be a tenancy at sufferance. For the first forty-five (45) days of any holdover tenancy by Tenant, or any assignee or sublessee of Tenant, Landlord, by notice to Tenant, may adjust the Rent to one hundred fifty percent (150%) of the Rent for the last month of the Term; thereafter the Rent shall be two hundred percent (200%) of the Rent for the last month of the Term. Acceptance by Landlord of any Rent after termination shall not constitute a renewal of this Lease or a consent to such holdover occupancy, nor shall it waive Landlord’s right of re-entry or any other right contained in this Lease or provided by law. Additionally, if Tenant or any assignee or sublessee of Tenant shall continue to occupy the Premises after the termination or expiration of this Lease for any reason without the prior written consent of Landlord for more than thirty (30) days, then Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of Tenant’s retention of the Premises, including, without limitation, damages arising because of Landlord’s inability to deliver the Premises to a succeeding tenant.

25.

Security Deposit. Upon Tenant's execution and submission of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit in the amount of $500,000.00 that conforms to the requirements of this Article  (“Letter of Credit”). The Letter of Credit shall serve as security for the prompt, full and faithful performance by Tenant of the terms, covenants and conditions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply only that part of the Letter of Credit necessary to cure such Default(s) or pay such unpaid amounts hereunder. The use or application of the Letter of Credit proceeds or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any law and shall not be construed as liquidated damages. In no event shall the Letter of Credit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use the Letter of Credit for the payment of Rent. Landlord shall have the right to transfer the Letter of Credit to any purchaser of the Building, Landlord’s affiliates, and/or the Building’s lender. Upon such transfer, Tenant shall look solely to such purchaser for return of the Letter of Credit and Landlord shall be relieved of any liability with respect to the Letter of Credit. The Letter of Credit shall be: (a) in form and substance reasonably satisfactory to Landlord (with the following criteria at a minimum); (b) at all times in the stated face amount of not less than $500,000.00 (except as otherwise provided below in this Section) and shall on its face state that multiple and partial draws are permitted and either (i) that partial draws will not cause a corresponding reduction in the stated face amount of the Letter of Credit or (ii) that, within five (5) business days after any such partial draw, the issuer will notify Landlord in writing that the Letter of Credit will not be reinstated to its full amount in which event Landlord shall have the right to immediately draw on the remainder of the Letter of Credit (it being understood that the Letter of Credit shall at all times be not less than the total Letter of Credit amount as so required); (c) issued by a commercial bank reasonably acceptable to Landlord with a banking office in Chicago, Illinois for the account of Tenant and its permitted successors and assigns under this Lease; (d) made payable to, and expressly transferable and assignable one or more times at no charge by, the owner from time to time of the Building or its lender (which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith), whether or not the original account party of the Letter of Credit continues to be the Tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (e) payable at sight upon presentation to a Chicago, Illinois branch of the issuer of a simple sight draft stating only that Landlord is permitted to draw on the Letter of Credit under the terms of the Lease and setting forth the amount that Landlord is drawing; (f) of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one year periods, unless the issuer notifies Landlord in writing, at least forty-five (45) days prior to the expiration date thereof, that such issuer has elected not to renew the Letter of Credit (which will thereafter entitle Landlord to draw on the Letter of Credit); and (g) at least thirty (30) days prior to the then current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the forty-fifth (45th) day after the expiration of the Lease Term, or (2) replaced by Tenant with another Letter of Credit meeting the requirements of this Section. Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the Letter of Credit requested by Landlord in order to assure that Landlord is at all times fully secured by a valid Letter of Credit that may be drawn upon by Landlord, its successors and assigns. Notwithstanding anything in this Lease to the contrary, any cure or grace period provided in connection with a Default shall not apply to any of the foregoing requirements of the Letter of Credit and, specifically, if any of the aforesaid requirements are not complied with timely, then an immediate Default shall occur and Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant. In the event that Landlord draws on the Letter of Credit and holds the proceeds of same as a cash security deposit, then upon presentation to Landlord of a new Letter of Credit that meets the requirements of this Section, Landlord shall refund to Tenant the unapplied cash in exchange for the replacement Letter of Credit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least A-2 (or equivalent) by Moody’s Investor Service, Inc., or at least P-2 (or equivalent) by Standard & Poor’s Corporation, and shall be otherwise acceptable to Landlord in its reasonable discretion. If the issuer’s credit rating is reduced below A-2 (or equivalent) by Moody’s Investors Service, Inc. or below P-2 (or equivalent) by Standard & Poor’s Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section and Tenant’s failure to obtain such substitute Letter of Credit within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section and, within thirty (30) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder. Notwithstanding the foregoing, provided no Default has occurred hereunder within the 12 month period preceding a reduction date set forth below, Tenant may reduce the amount of the Letter of Credit to $350,000.00 after the first anniversary of the Commencement Date, $200,000.00 after the second anniversary of the Commencement Date, and $100,000.00 after the fourth anniversary of the Commencement Date with no further reduction thereafter. However, Landlord reserves the right to increase the required amount of the Letter of Credit in the event that Tenant leases additional space in the Building. In the event of such expansion during the first year of the Term such increase shall not exceed an amount equal to $8.40 per rentable square foot of the expansion space and shall burn off proportionately with the original Letter of Credit; after the first year Landlord shall have the right to determine in Landlord’s discretion the amount of the increased Letter of Credit based on Landlord’s review of Tenant’s financial statements at the time.

26.

Limitation of Landlord’s Liability. As used in this Lease, “Landlord” shall mean the entity herein named as such, and its successors and assigns. No person holding Landlord’s interest under this Lease (whether or not such person is named as “Landlord”) shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. No principal, officer, employee, manager, member or partner (general or limited) of Landlord shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations under this Lease or otherwise becomes liable to Tenant for any reason, Tenant shall look solely to Landlord’s interest in the Building and the undistributed rents, issues, profits and proceeds thereof and not to the other assets of Landlord, if any, or the assets, interest or rights of any principal, officer, employee, manager, member or partner (general or limited) for satisfaction of Tenant’s remedies. In no event shall Landlord ever be liable for consequential damages, including, without limitation, lost profits.

27.

Encumbrances on Landlord’s Title. Upon request of Landlord, Tenant will promptly release or modify, or cause to be released or modified, at Tenant’s expense, any financing statement given by Tenant to a third party, any memorandum of mechanic’s lien filed against Tenant with respect to work on the Premises, or any other recorded document filed by or on account of Tenant (“Document”), which, in Landlord’s sole opinion, adversely affects, clouds or otherwise encumbers Landlord’s title to any part of the Building or the Land, so that the Document shall not encumber any portion of the Building or the Land other than Tenant’s leasehold interest in the Premises. Tenant’s obligations in this Paragraph 27 shall survive expiration or termination of this Lease.

28.

Notices. For the purpose of any notice or demand under this Lease, such notice or demand must be in writing and the parties shall be served by overnight delivery (with notice deemed given on the next business day after delivery to the overnight carrier), personal delivery (with notice deemed given upon receipt) or certified or registered mail, return receipt requested (with notice deemed given three(3) business days after mailing), addressed to the other party at the addresses provided in Paragraph 1(d) above or such other addresses designated from time to time in writing by Landlord or Tenant.

29.

Successor And Assigns. Subject to the provisions of Paragraph 16 above, this Lease shall bind and inure to the benefit of the parties hereto, their successors, permitted assigns and legal representatives. In the event of the sale, assignment, or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord prior to enforcement), Landlord shall be released and discharged from all of its covenants and obligations hereunder, except such obligations as Landlord shall have accrued prior to any such sale, assignment or transfer, and Tenant agrees to look solely to such successor of Landlord for performance of such obligations. Any securities or funds given by Tenant to Landlord to secure performance by Tenant of its obligations may be assigned by Landlord to such successor of Landlord and Landlord thereafter shall be discharged from any further obligation relating thereto. Landlord’s assignment of the Lease or of any or all of its rights shall in no manner affect Tenant’s obligations hereunder. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building, the Land and/or this Lease. Notwithstanding anything to the contrary contained herein, this Lease shall bind and inure to the benefit of Landlord’s successors, assigns and legal representatives and therefore shall not terminate (through no fault of Tenant) in the event of any assignment of Landlord, including but not limited to, in the event of merger, consolidation, sale or acquisition of Landlord.

30.	Environmental Issues.
(a)

No Hazardous Materials. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold provided Tenant demonstrates to Landlord’s satisfaction that such Hazardous Material is necessary to Tenant’s business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material. If any Hazardous Material is permitted by Landlord, Tenant shall remove all such Hazardous Material upon the expiration or termination of this Lease and restore the Premises to a condition satisfactory to Landlord. The failure to comply with this covenant and agreement shall constitute a Default by Tenant under this Lease and shall entitle the Landlord to all rights and remedies provided in this Lease and at law or in equity. The provisions of this Paragraph 31 shall survive the expiration or termination of the Lease.

(b)

Hazardous Material. As used herein, the term “Hazardous Material” means any pollutant, toxic substance, regulated substance, hazardous waste, hazardous material, hazardous substance, oil, hydrocarbon, asbestos or similar item as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Federal Water Pollution Control Act, as amended, applicable legislation in place in the state in which the Premises is located or any other federal, state or local environmental, health or safety law, rule or requirement (collectively the “Environmental Laws” and individually an “Environmental Law”).

(c)

Notice of Certain Events and Curative Actions. Tenant shall immediately advise Landlord in writing of (i) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting Tenant or the Premises, (ii) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials, (iii) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises to be classified in a manner which may support a claim under any Environmental Law, and (iv) the discovery of any occurrence or condition on the Premises or any real property adjoining or in the vicinity of the Premises which could subject Tenant or the Premises to any restrictions in ownership, occupancy, transferability or use of the Premises under any Environmental Law. Landlord may elect to join and participate in any settlements or other proceedings initiated in connection with any claims under any Environmental Law and to have its reasonable attorney’s fees paid by Tenant. Tenant agrees to promptly and completely cure and remedy, at Tenant’s, sole cost and expense, every violation of an Environmental Law caused by Tenant, its agents, employees, contractors or invitees.

(d)

Asbestos. Tenant is hereby advised that asbestos and asbestos containing materials (“ACM”) may have been used in the construction of the Building; however, Landlord represents to Tenant that any asbestos that is or may have been located in the exposed (visible) portions of the Premises has either been removed or encapsulated. Landlord makes no representation or warranty with regard to ACM that Tenant may otherwise encounter during Tenant’s construction. Tenant shall maintain the Premises and cause alterations to be performed only in a manner such that any asbestos does not become friable or airborne, or violate any Environmental Laws. In the event that Tenant breaches the requirement contained in the preceding sentence or Tenant or its contractors otherwise disturbs ACM discovered in the Building, Tenant shall be responsible for encapsulation and/or remediation of same to Landlord’s reasonable satisfaction in accordance with applicable Environmental Laws. Except as otherwise provided in the preceding two (2) sentences, Landlord shall be responsible to encapsulate and/or remediate in accordance with applicable Environmental Laws any ACM encountered by Tenant in the performance of Tenant’s construction.

31.	Representations and Warranties; Financial Statements; Lender Approval.
(a)

Tenant represents, covenants and warrants to Landlord that (a) it is a duly formed entity in accordance with the applicable requirements of the jurisdiction in which it has been formed and, if such jurisdiction is other than the jurisdiction in which the Premises is located it is duly qualified in such jurisdiction to transact business, (b) it has the full right, power and authority to enter into this Lease, (c) any and all corporate or other such action necessary to approve and ratify the entering into of this Lease by Tenant has been taken (and Tenant agrees to provide evidence thereof to Landlord upon Landlord’s request), (d) it is not identified on and, to the best of its knowledge, is not engaged in any transactions or dealings, or otherwise associated with individuals identified on (“Prohibited Persons”), the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United State law, regulation or Executive Order of the President of the United States, (e) it will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or the Building and (f) the person executing this Lease on behalf of Tenant has been empowered with all necessary authority to do so and thereby to bind Tenant fully to all of the terms and conditions hereof.

(b)	Intentionally deleted.
(c)

Tenant shall furnish to Landlord within fifteen (15) days after request from Landlord such then-current financial statements and such other information concerning the financial condition of Tenant as Landlord requests once in any calendar year. In addition, Landlord acknowledges that it has received preliminary approval from mortgagees and that it will continue to diligently to pursue all necessary approvals prior to Landlord’s execution of the Lease.

(d)

Landlord represents, covenants and warrants to Tenant that (1) it is a duly formed entity in accordance with the applicable requirements of the jurisdiction in which it has been formed and, if such jurisdiction is other than the jurisdiction in which the Building is located it is duly qualified in such jurisdiction to transact business, (2) it has the full right, power and authority to enter into this Lease, (3) any and all corporate or other such action necessary to approve and ratify the entering into of this Lease by Landlord has been taken, and (4) the person executing this Lease on behalf of Landlord has been empowered with all necessary authority to do so and thereby to bind Landlord fully to all of the terms and conditions hereof.

(e)

Tenant represents, covenants and warrants to Landlord that (1) it is a duly formed entity in accordance with the applicable requirements of the jurisdiction in which it has been formed and, if such jurisdiction is other than the jurisdiction in which the Building is located it is duly qualified in such jurisdiction to transact business, (2) it has the full right, power and authority to enter into this Lease, (3) any and all corporate or other such action necessary to approve and ratify the entering into of this Lease by Tenant has been taken, (4) the person executing this Lease on behalf of Tenant has been empowered with all necessary authority to do so and thereby to bind Tenant fully to all of the terms and conditions hereof, and (5) at this time Landlord executes this Lease, Landlord does not plan to construct any capital improvement at the Building costing in excess of ten percent (10%) of the Building’s value.

32.

Conference Center. Provided this Lease is in effect and Tenant is not in Default, Tenant shall have the non-exclusive right in common with other Building tenants and Landlord to use the Building conference room at Building standard rates (currently $20/hour with a four (4) hour minimum), provided that Tenant may use the conference room one time per quarter for up to one (1) full day at a time without charge. All conference room usage must be scheduled in advance with Landlord and is subject to availability. Landlord reserves the right to charge Tenant separately (at Landlord’s standard rates) for conference clean-up after Tenant’s use thereof. Tenant’s use of the conference room shall be subject to reasonable rules and regulations imposed by Landlord from time to time, which rules must be non-arbitrary.

33.	Miscellaneous.
(a)

Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall not be affected, impaired or invalidated thereby.

(b)	Captions. The various headings and numbers herein and the grouping of the provisions of this Lease into paragraphs are for the purpose of convenience only and shall not be considered a part hereof.
(c)

Gender, Number. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, as the context may require.

(d)

Brokers or Finders. Tenant represents and warrants to Landlord that except as disclosed in Paragraph 1(e) above, it has engaged no broker or finder and that no claims for brokerage commissions or finders’ fees will arise in connection with the execution of this Lease. Without limiting the generality of Paragraph 18, Tenant shall indemnify, defend and hold harmless Landlord from and against any liabilities and claims for commission and fees arising out of a breach of the foregoing representation.

(e)

No Partnership. Landlord does not, in any way or for any purpose, become a partner, member, manager, employer, principal, master, agent or joint venturer of or with Tenant upon execution of this Lease.

(f)

Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Tenant shall not be excused from any obligations for payment of the Rent or any other payments required by the terms of this Lease when same are due, and all such amounts shall be paid when due. Except for force majeure, TIME SHALL BE OF THE ESSENCE.

(g)

Attorney’s Fees. If either party finds it necessary to retain an attorney in connection with the default or breach by the other party in any of the agreements, representations, warranties or covenants contained in this Lease, whether or not litigation shall arise, the non-prevailing party in such dispute shall pay or reimburse the prevailing party for its reasonable attorneys’ fees. Without limitation on the foregoing, Tenant agrees that should Landlord ever file an unlawful detainer or ejectment action or obtain a writ of possession against Tenant and Landlord prevails in such action or is the prevailing party in any settlement, Landlord shall be entitled to its reasonable attorney’s fees and costs in such action and Landlord shall not be required to give Tenant written notice to vacate or any other notice in order to recover such attorney’s fees and costs.

(h)

Entire Agreement and Successors. There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them. All rights and liabilities herein given or imposed upon the respective parties hereto shall bind and inure to the respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person or entity, they shall be bound jointly and severally by this Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment was approved by Landlord in writing.

(i)

Building Name. Landlord reserves the right at any time to change the name by which the Building is designated and Landlord shall have no obligation or liability whatsoever for costs or expenses incurred by Tenant as a result of such name change of the Building. However, provided this Lease is in effect, Tenant is not in Default, Tenant is the above-named Tenant or a Permitted Transferee of the above-named Tenant, and Tenant or a Permitted Transferee of the above-named Tenant is leasing and occupying at least 3 full floors at the Building, then during the Term (as it may be extended) Landlord shall not name the Building after Seamless Web, Eat 24 Hrs., or Foodler.

(j)

Rules and Regulations. Tenant and Tenant’s agents, employees, contractors and invitees shall faithfully observe and comply with all reasonable rules and regulations (collectively the “Rules and Regulations”) promulgated by Landlord from time to time for the safety, care or cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for nonperformance of any of the Rules and Regulations by other tenants or occupants of the Building. The current Rules and Regulations, which may be amended by Landlord in its sole discretion from time to time during the Term, are attached hereto as Exhibit “B”.

(k)

Applicable Law, Waiver of Jury Trial. This Lease shall be governed by and construed in accordance with the laws of the state where the Building is located and the laws of the United States applicable to transactions in such state. Landlord and Tenant acknowledge the delay, expense and uncertainty associated with a jury trial involving a complex commercial lease of this nature, and in recognition of these inherent problems hereby waive their rights to a jury trial and agree that any litigation regarding this Lease will be tried without a jury.

(l)

Right to Perform Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord may, without the obligation to do so, after thirty (30) days prior written notice to Tenant without cure, perform such obligations on behalf and for the account of Tenant, and the costs thereof together with interest thereon at the Prime Rate as published by JP Morgan Chase plus 7% or the maximum rate permitted by applicable law shall be due and payable to Landlord on demand as Additional Rent. Notwithstanding the foregoing, if an emergency exists in Landlord’s reasonable opinion, then no prior notice shall be required for Landlord to enter the Premises and/or perform such obligations.

(m)	Lease Recordation. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord.
(n)

Counterparts. This Lease and any amendments hereto may be executed in one or more counterparts. Each counterpart shall be deemed an original but all of the counterparts shall constitute one Lease or amendment hereto.

(o)

No Option. The execution of this Lease by Tenant and delivery of same to Landlord and/or its manager does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord and/or its managing agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained.

(p)

Broker Disclosure. Landlord hereby discloses to Tenant that Landlord’s leasing agent is licensed in this state as a real estate licensee, has a brokerage relationship with Landlord and employs real estate licensees who may have a direct or indirect ownership interest in the Building, Land and/or Premises.

(q)	Exhibits. The exhibits listed below and attached to this Lease are incorporated herein by reference.

Exhibit “A” - Floor Plan Indicating Premises.

Exhibit “B” - Rules and Regulations.

Exhibit “C” - Construction Addendum

Exhibit “D” - Janitorial Specifications

Exhibit “E” - Exterior GrubHub Logo Signage

Exhibit “F” - Form of SNDA

34.

Renewal Option. Tenant is hereby granted the option (“Extension Option”) to extend the term of the Lease for one (1) period of five (5) years (“Extension Term”). The Extension Option may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than eighteen (18) months and no later than nine (9) months prior to the commencement of the Extension Term. Tenant may not exercise the Extension Option if Tenant is in Default under the Lease beyond the expiration of any applicable cure period either at the date of said notice or at any time thereafter prior to commencement of the Extension Term. Upon exercise of the Extension Option, all references in the Lease to the Term shall be deemed to be references to the Term as extended pursuant to the Extension Option. The Extension Term shall be on the same terms, covenants and conditions as are contained in the Lease, except that (i) no additional extension option shall be conferred by the exercise of the Extension Option, (ii) Base Rent applicable to the Premises for the Extension Term shall be determined as provided below, and (iii) any initial rent abatement, concession or allowance which are in the nature of economic concessions or inducements shall not be applicable to any Extension Term. In addition to Base Rent, Tenant shall pay Additional Rent, and other Rent during the Extension Term as provided in this Lease. Base Rent per annum per rentable square foot of the Premises for the Extension Term shall be one hundred percent (100%) of the Current Market Rate for lease terms commencing on or about the date of commencement of the Extension Term. The term “Current Market Rate” means the prevailing rental rate per rentable square foot under office leases recently executed for comparable space in the Building and in comparable buildings in the Central Loop in Chicago, Illinois. The determination of Current Market Rate shall take into consideration net versus gross lease (and differing base years if applicable); any differences in the size of space being leased, the location of space in the building and the length of lease terms; any differences in definitions of rentable square feet or rentable area with respect to which rental rates are computed; the value of rent abatements, allowances (for demolition, space planning, architectural and engineering fees, construction, moving expenses or other purposes), the creditworthiness of Tenant; the length of the time period for construction; the location and quality of the building and the location and quality of the space within the building; the age of the building; common area factors; lease assumptions; moving and space planning allowances; refurbishment allowances; and other pertinent factors. The Current Market Rate may include an escalation of a fixed net rental rate (based on a fixed step or index) then prevailing in the market. Within thirty (30) days after receipt of Tenant’s notice to extend Landlord shall deliver to Tenant written notice of the Current Market Rate and shall advise Tenant of the required adjustment to Base Rent, if any. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant (a) accepts Landlord’s determination of the Current Market Rate; (b) rejects Landlord’s determination of the Current Market Rate, or (c) requests that the Current Market Rate be determined by an appraiser (“Arbitration Request”). If Tenant rejects Landlord’s determination, Tenant’s exercise of the Extension Option granted herein shall be deemed revoked and of no further force of effect. If Tenant requests that the Current Market Rate be determined by an appraiser, Landlord and Tenant, within ten (10) days after the date of the Arbitration Request, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Current Market Rate (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Current Market Rate shall be the average of the two Estimates. If the Current Market Rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Current Market Rate. Each appraiser so selected shall be certified as an MAI appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the same submarket in which the Building is located, with current working knowledge of current office rental rates and practices. For purposes of this Lease, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Current Market Rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Current Market Rate. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Current Market Rate within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make his determination of which of the two Estimates most closely reflects the Current Market Rate and such Estimate shall be binding on both Landlord and Tenant as the Current Market Rate. The parties shall share equally in the costs of the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Current Market Rate has not been determined by the commencement date of the Extension Term, Tenant shall pay the most recent Base Rent set forth in the Lease until such time as the Current Market Rate has been determined. Upon such determination, Base Rent shall be retroactively adjusted. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent. Tenant must timely exercise the Extension Option or the Extension Option shall terminate. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, or if Tenant shall have subleased or assigned all or any portion of the Premises other than to a Permitted Transferee, then immediately upon such termination, sublease or assignment, the Extension Option shall simultaneously terminate and become null and void. The Extension Option is personal to Tenant and its Permitted Transferees.

35.

Fixed Expansion Option. Provided that Tenant is not in Default, Tenant shall have a one-time right and option (“Fixed Expansion Option”) to lease approximately 12,249 rentable square feet on the 19th floor of the Building (“Fixed Expansion Space”). Tenant may exercise its Fixed Expansion Option, if at all, by delivering to Landlord during the first twelve (12) months of the Term a written notice (“Fixed Expansion Option Notice”) of Tenant’s election to exercise its Fixed Expansion Option. If Tenant timely exercises the Fixed Expansion Option, then (a) possession of the Fixed Expansion Space shall be delivered to Tenant in an “AS-IS” condition no later than thirty (30) days after Landlord’s receipt of the Fixed Expansion Option Notice; (b) the construction period during which Tenant shall not be required to pay Base Rent shall be equal to three (3)

months multiplied by a fraction, the numerator of which is the number of months from the date Landlord tenders to Tenant possession of the Fixed Expansion Space through the remainder of the initial Term and the denominator of which is sixty-three (63), which is the 60 months in the initial Term plus the 3 month construction period (the “Proration Fraction”) (c) the Base Rent commencement date for the Fixed Expansion Space (the “Fixed Expansion Space Rent Commencement Date”) shall occur on the first day after the last day of the construction period under the preceding clause, provided that if Tenant is not in Default Tenant shall be entitled to the number of months of Abated Rent for the Fixed Expansion Space equal to three (3) months multiplied by the Proration Fraction; (d) Landlord shall provide to Tenant a prorated Construction Allowance for the Fixed Expansion Space on a per square foot basis equal to $32.00 multiplied by the Proration Fraction; (e) Base Rent for the Fixed Expansion Space shall be at the then-escalated per square foot rate provided in Section 1(c) above and continuing for the remainder of the Term; (f) Tenant’s Prorata Share of Operating Expenses, Real Estate Taxes and Utilities shall be appropriately increased on the Fixed Expansion Space Rent Commencement Date based on the additional square footage added to the Premises; (g) Tenant shall be required to deliver an increased Letter of Credit in an amount specified by Landlord as set forth in Section 25 above; and (h) Tenant and Landlord shall execute an amendment to this Lease including the Fixed Expansion Space in the Premises. Notwithstanding the foregoing, the Fixed Expansion Space Rent Commencement Date must occur no later than September 1, 2013. If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof. Except as may otherwise be agreed in writing by Landlord at the time Tenant exercises its Fixed Expansion Option with respect to Landlord’s and Tenant’s registered brokers at the time, in no event shall Landlord be obligated to pay a commission with respect to the Fixed Expansion Space leased by Tenant pursuant to this Section and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Tenant’s rights under this Section shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant ever leases fewer than seventy-five percent (75%) of the Premises initially leased to Tenant hereunder, or (c) Tenant assigns any of its interest in this Lease other than to a Permitted Transferee. Tenant’s rights under this Article are personal to the originally named Tenant and any Permitted Transferee.

36.

Variable Expansion Option. Provided that Tenant is not in Default, Tenant shall have a one-time right and option to lease no fewer than five thousand (5,000) rentable square feet and no more than fifteen thousand (15,000) rentable square feet in the Building (the “Expansion Option Space”) on market terms in accordance with this Section (“Variable Expansion Option”). During the Term, Tenant may send Landlord a written request for a list of all unencumbered, available, vacant demised spaces greater than 5,000 rentable square feet located in the same elevator bank as the Premises (“Expansion Option Request”). Within twenty-one (21) days of receipt of the Expansion Option Request, Landlord shall provide Tenant a list of all unencumbered, available, vacant demised spaces greater than 5,000 rentable square feet located in the same elevator bank as the Premises together with Landlord’s determination of the Current Market Rate for such space (“Landlord’s Availability Notice”). Tenant may elect to exercise its Variable Expansion Option by written notice to Landlord, which must be exercised within ten (10) days of Tenant’s receipt of Landlord’s Availability Notice, Tenant’s notice to identify the location(s) that Tenant desires to lease from such list of no fewer than 5,000 rentable square feet and no more than 15,000 rentable square feet in the aggregate. Landlord shall not be required to demise or separately meter any space in connection with Tenant’s exercise of the Variable Expansion Option. If Tenant timely exercises the Variable Expansion Option, then (a) possession of the Expansion Option Space shall be delivered to Tenant in an “AS-IS” condition no later than thirty (30) days after Landlord’s receipt of Tenant’s notice of exercise of the Variable Expansion Option; (b) Tenant’s Prorata Share of Operating Expenses, Real Estate Taxes and Utilities shall be appropriately increased based on the additional square footage added to the Premises; (c) Base Rent for the Expansion Option Space shall be payable at the Current Market Rate determined as set forth in Section 34 above; (d) Landlord shall not provide any rent abatement, construction allowance, or other concession for the Expansion Option Space except as otherwise determined as part of the Current Market Rate; (e) Tenant shall be required to deliver an increased Letter of Credit in an amount specified by Landlord as set forth in Section 25 above; and (f) Tenant and Landlord shall execute an amendment to this Lease including the Expansion Option Space in the Premises on the same terms as the Lease, except as set forth above. If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s Variable Expansion Option is a one-time right only). Except as may otherwise be agreed in writing by Landlord at the time Tenant exercises its Variable Expansion Option with respect to Landlord’s and Tenant’s registered brokers at the time, in no event shall Landlord be obligated to pay a commission with respect to the Expansion Option Space leased by Tenant (if any) pursuant to this Section and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Tenant’s rights under this Section shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease other than to a Permitted Transferee; (c) Tenant ever leases fewer than seventy-five percent (75%) of the Premises initially leased to Tenant hereunder, or (d) less than one (1) full calendar year remains in the term of the Lease, unless Tenant exercises an available renewal option. Tenant’s rights under this Article are personal to the originally named Tenant and any Permitted Transferee.

37.

Right of First Offer. Provided Tenant does not exercise its Fixed Expansion Option, subject to existing renewal or expansion options of other tenants, and subject to Landlord’s reserved right to lease directly to the then-current tenant and subtenants of the Offer Space, provided Tenant is not in Default under the Lease, Landlord shall, prior to offering the same to any other party, first offer to lease to Tenant any space that Landlord desires to make available for lease on the nineteenth (19th) floor of the Building (the “Offer Space”); such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space, any rent abatement to be offered, the term, any allowance to be provided, and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). The Offer Notice shall also state the amount of the increase to the Letter of Credit that would be required by Landlord as set forth in Section 25 above. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to the Lease on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease; however, Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other concessions except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received, but not previously made, an offer to lease all or part of the Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only), and Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect, although Landlord must re-offer the Offer Space to Tenant in the event that Landlord’s new deal terms are 3% or more lower on a Net Effective Basis than Landlord’s offer to Tenant or in the event Landlord has not executed a lease of the Offer Space at issue with a third party within 1 year of the Offer Notice. For purposes of this Section, “Net Effective Basis” means the annuitized present value of the lease when considering base rent, downtime, term, abated rent, and tenant improvement costs. Tenant may not exercise its right of first offer if Tenant is in Default or if Tenant or a Permitted Transferee is not then leasing and occupying the entire Premises initially leased hereunder. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of Tenant’s right of first offer in the event of exercise of such preferential right. In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Section other than to Tenant’s designated broker who is actively involved in negotiations on Tenant’s behalf at the time and with whom Landlord has executed a commission agreement, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party. Tenant’s right of first offer shall terminate if (a) the Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in the Lease other than to a Permitted Transferee, (c) Tenant ever leases fewer than seventy-five percent (75%) of the Premises initially leased to Tenant hereunder, or (d) less than one (1) full calendar year remains in the term of the Lease, unless Tenant exercises an available renewal option.

38.

Satellite Dish. Tenant may lease at no charge up to 25 square feet of space on the roof of the Building so that Tenant may install a satellite transmitting or receiving dish, a microwave antenna and/or repeaters necessary for Tenant’s business (and not for public broadcasting) (individually and collectively, the “Antenna”), provided that (a) the size, location and manner of installation of such Antenna shall be determined by Landlord in its sole discretion, (b) the Antenna shall be located so as to not be visible except from above the Building and Tenant shall install such screens as may be necessary to prevent the visibility of the Antenna, (c) no such Antenna shall be affixed to the roof of the Building by any device which penetrates the roof and Landlord shall have the right to approve in advance Tenant’s mounting of the Antenna, (d) Tenant shall bear all costs and liability incurred with respect to the installation, operation, maintenance, removal and insuring of the Antenna, (e) installation, operation and removal of the Antenna shall be performed in such manner as is necessary in order to preserve Landlord's roof warranty, and (f) the installation, operation and maintenance of the Antenna is permitted under and performed in full compliance with all applicable laws and the rules and regulations of the Building. Landlord agrees that Tenant shall have the non-exclusive right to use a pathway in the Building for installation, operation, maintenance and removal of equipment connecting the Antenna to the Premises; provided that (i) such use of the pathway may be shared with other tenants and Landlord, (ii) Tenant shall make no installation or alteration outside of the Premises without Landlord’s prior written consent, and (iii) such use otherwise complies with this Section. Tenant shall be responsible for the repair and maintenance of the Antenna and all related equipment and components during the Term of this Lease, at Tenant’s sole cost and expense. Upon the expiration or earlier termination of this Lease, at Landlord’s option Tenant shall either leave the Antenna and related equipment in place or, at Tenant's sole cost and expense, remove said Antenna and all related equipment and components and repair any damage to the roof and the Building caused as a result of such use or removal. Any required structural reinforcement shall be made at Tenant's sole cost and will be performed by contractors approved by Landlord. Landlord will not be liable to Tenant or to any other person whomsoever for any injury to person or damage to property, arising out of any use of the roof or any other portion of the Building in connection with the Antenna and Tenant hereby indemnifies Landlord from any and all liability thereof.

[Signatures are on the following page]

IN WITNESS WHEREOF, Tenant and Landlord have executed or cause to be executed this Lease on the dates shown opposite their signature below to be effective as of the date set forth above.

TENANT:		LANDLORD:

GRUBHUB, INC., a Delaware corporation		111 WEST WASHINGTON, LLC, a Delaware limited liability company

By:	/s/ Michael Evans	By:	West Washington Financial Associates, LLC, a Virginia limited liability company, its Manager

Its:	COO

			By:	West Washington Managing Co., LLC, a Delaware limited liability company, its Manager

By:
Its:

EXHIBIT A

FLOOR PLAN

CBRE

BOB GILLESPIE
312.861.7832

ALLISON OLSZTA
312.935.1428

BURNHAM CENTER

20th FLOOR

NORTH

27,509 RSF

CLARK ST.
ATRIUM
WASHINGTON ST.

CBRE

BOB GILLESPIE
312.861.7832

ALLISON OLSZTA
312.935.1428

BURNHAM CENTER

21st FLOOR

NORTH

27,631 RSF

CLARK ST.
ATRIUM
UP TO 22
WASHINGTON ST.

CBRE

BOB GILLESPIE
312.861.7832

ALLISON OLSZTA
312.935.1428

BURNHAM CENTER

CLARK ST.
ATRIUM
ROOF DECK
DN TO 21
WASHINGTON ST.

22nd FLOOR

NORTH

4,329 RSF

EXHIBIT B

RULES AND REGULATIONS

Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make, from time to time, for the Building:

1. The sidewalks, entries, passages, courtyard, corridors, stairways and elevators shall not be obstructed by any tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites. Boxes, cartons or any other debris which is to be thrown away by the cleaning crew should not be left in the corridors.

2. All heavy articles (i.e., safes) shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by Landlord, and Landlord shall in all cases have the right to specify the proper weight and position of any such heavy article. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid for by Tenant. Defacing or injuring in any way any part of the Building by Tenant, his agents or employees, shall be paid for by Tenant.

3. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of the telephone and other communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of said Building. Landlord will supply building standard signage for Tenant’s suite entrance, at Tenant’s cost. Any additions, deletions or changes to the door signage after the original signage is installed shall also be at Tenant’s cost, A directory in a conspicuous space, with the names of tenants, will be provided by Landlord in accordance with the building signage policy. Any necessary revisions to the directory will be made by Landlord at Tenant’s cost, in accordance with the building signage policy. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant, at the expense of Tenant.

5. No tenant shall do or permit anything to be done in said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said buildings or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

6. Employees of the Building will at all times keep a pass key, and agents of Landlord shall at all times be allowed admittance to Tenant’s Premises.

7. No additional locks shall be placed upon any doors without the written consent of Landlord. Landlord will provide each tenant with two suite entry keys, 2 ladies’ room keys and 2 men’s room keys. Additional keys shall be furnished at Tenant cost. Upon termination of this Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agent explanation of the combination of all locks upon any doors or vaults.

8. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any tenant.

9. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, or any unreasonable noise. No animals or pets of any kind will be allowed in the building.

10. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

11. No bicycles or similar vehicles will be allowed in the Building except in areas designated by Landlord.

12. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

13. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

14. If any tenant desires, at its cost, telephonic or other electronic connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Tenant agrees to comply with the guidelines outlined in the Policy for Access to the Net/POP telephone closets, etc.

15. Landlord will furnish building standard mini blinds on all exterior windows in the Premises which Tenant occupies, at Landlord’s cost. If Tenant desires to install draperies, at Tenant’s cost, they must be of such shape, color, materials and make as shall be prescribed by Landlord. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

16. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

17. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order at Tenant’s cost under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

18. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord’s written approval. Landlord shall have the right to impose reasonable rules, regulations and restrictions on Tenant’s vending machine and food preparation vendors.

19. Landlord reserves the right at any time to take one elevator out of service to tenants for exclusive use by management in servicing the Building.

20. No electric heaters or electric fans are allowed on the Premises without the prior written consent of Landlord.

21. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

22. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and turn off the lights in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

23. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

24. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create, or maintain, a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

25. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators; or, whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, shipping platform, or truck concourse. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste, other than waste customarily removed by employees of the Building, being taken from the Premises, directly to the shipping platform at or about the time arranged for removal therefrom.

26. Tenant shall not do any painting or decorating in the Premises; or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord, other than to hang a reasonable amount of art or other like objects within the Premises. If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Tenant, with the approval and under direction of Landlord.

27. Upon written application by Tenant, and approval thereof by Landlord, Landlord shall furnish freight elevator service for Tenant at times other than those times provided for in the Lease at rates for such usage from time to time maintained in effect by Landlord.

28. Smoking is prohibited anywhere within the Building, including each tenant’s Premises and any common area (i.e. hallways, corridors, lobbies, restrooms, elevators, vestibules or stairwells), and, in addition, smoking is prohibited within fifteen (15) feet of any entrance or loading dock to the Building.

29. All construction activities at the Building shall be in conformance with Landlord’s then- current rules and regulations relating to construction, which are incorporated into the Lease by reference.

In the event of a conflict between the express terms of the Lease and the terms of the rules and regulations relating to construction, the express terms of the Lease shall govern.

EXHIBIT C

CONSTRUCTION ADDENDUM

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into. However, if the prior tenant removes its security system or any part thereof and causes damage to the Premises or Building in the process, Landlord, not Tenant, shall be responsible for the repair of such damage to the Building.

2. Working Drawings.

(a) Preparation and Delivery. Tenant shall provide to Landlord for its approval final working drawings (architectural and MEP drawings), prepared by Valerio DeWalt Train Architects or another design consultant reasonably acceptable to Landlord (the “Architect”), of all alterations and improvements that Tenant proposes to install in the Premises; such working drawings shall be delivered in AutoCAD format together with a hard copy thereof and shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the alterations and improvements called for under this Exhibit in accordance with all applicable laws.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

(c) Landlord’s Approval; Performance of Work. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building structure or the Building’s mechanical systems, the exterior appearance of the Building, or the appearance of the common areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

3. Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). To promote labor harmony, Landlord may require that Tenant use union contractors.

4. Construction Contracts.

(a) Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 4 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant’s Contractor maintain general commercial liability insurance of not less than a combined single limit of $3,000,000, naming Landlord, Landlord’s property management company, Landlord’s mortgagee and Tenant as additional insureds; (3) a requirement that the contractor perform the Work in substantial accordance with the Working Drawings and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 4.(b) (collectively, the “Approval Criteria”). Landlord shall have three (3) business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements.

(b) All Construction Contracts. Tenant may competitively bid the Work. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, and (3) be assignable following an uncured default by Tenant under the Lease to Landlord and Landlord’s mortgagee.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building structure or the Building’s mechanical systems, (b) the exterior appearance of the Building, or (c) the appearance of the common areas, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate record drawing of the Leasehold Improvements as constructed in Autocad format (together with a hard copy thereof), which record drawing shall be incorporated into this Exhibit by this reference for all purposes. If Tenant requests any changes to the Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed.

7. Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work and deliver same to Landlord. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after delivery thereof.

8. Cost of the Work. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, related taxes and insurance costs, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings, selection of a contractor, and determination of the estimated Total Construction Costs, Tenant shall promptly execute a work order agreement or other documents to ensure that Landlord is provided: the final Working Drawings, a budget that itemizes the Total Construction Costs and sets forth the Construction Allowance, a construction schedule, and a list of all of Tenant’s contractors and suppliers.

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance of $32.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. In the event that the amount of the Total Construction Costs is estimated to exceed the Construction Allowance, then each disbursement of the Construction Allowance shall be made pari passu with Tenant’s payment, from Tenant’s own funds, of the excess of the Total Construction Costs minus the Construction Allowance relative to such disbursement. For example, if the budgeted Total Construction Costs are $100 and the Construction Allowance is $80, each disbursement (draw) shall be paid 80% by Landlord and 20% by Tenant. Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment and sworn statements of owner and contractor, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, (c) the Architect’s certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance, (i) the permanent certificate of occupancy issued for the Premises, (ii) Tenant’s occupancy of the Premises, (iii) as-built drawings in AutoCAD format and hard copy required by Section 5 above, (iv) copies of all contractor and supplier warranties obtained by Tenant, and (v) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within thirty (30) days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until thirty (30) days following Landlord’s receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (1) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Construction Allowance are not satisfied, or (4) Tenant is in default under the Lease. At least fifty percent (50%) of the Construction Allowance must be used to pay for hard construction costs in the Premises. This shall include costs of demolition, construction, paint, carpet, HVAC work, cabling and wiring, any work on the Patio Space (including landscaping), and costs of architectural and engineering consultants related to the Work. The remaining fifty percent (50%) of the allowance may be used to pay for the following in the Premises: hard construction costs; soft construction costs; furniture, fixtures, and equipment; and credit against Base Rent, provided that no more than $5.00 per square foot of the Construction Allowance may be used as rent credit. The Construction Allowance must be used (i.e. work performed and invoices submitted to Landlord) within twelve (12) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto (subject to Tenant’s ability to use up to $5.00 per square foot of the Construction Allowance as rent credit).

10. Construction Management. Landlord or its affiliate or agent shall supervise the Work and coordinate the relationship between the Work, the Building and the Building Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and a half percent (1.5%) of Total Construction Costs. In addition, Tenant shall be responsible to pay for (a) reasonable third party expenses incurred with Landlord’s review and supervision of Tenant’s plans, drawings and Work, and (b) Landlord’s actual costs of security guard and other personnel reasonably required by Landlord during Tenant’s use of loading docks, elevator and freight (which may be union charges and which may include minimum charges).

11. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Bonnie Boden Harbor Group International 111 W. Washington Street, Suite 1611 Chicago, IL 60602 bboden@harborg.com

Tenant’s Representative:	Roark Frankel U.S. Equities Realty, LLC 20 North Michigan Avenue, Suite 400 Chicago, IL 60602 Phone: 312-456-7103 e-mail: rfrankel@usequities.com

12. Roof Installations. The Working Drawings may call for, and the Work may include, installation of supplemental HVAC equipment to serve the Premises, which may include installation of HVAC equipment on the Building’s roof. In such instance, Landlord agrees that Tenant may use an area of approximately 8 feet by 35 feet (but no more space than is necessary based on Tenant’s plans) exclusive of the steel substructure platform for the unit on the roof of the Building so that Tenant may install HVAC equipment for the Premises (the “Rooftop Unit”), provided that (a) the size, location and manner of installation of such Rooftop Unit shall be determined by Landlord in its sole discretion, (b) the Rooftop Unit shall be located so as to not be visible except from above the Building and Tenant shall install such screens as may be necessary to prevent the visibility of the Rooftop Unit, (c) no such Rooftop Unit shall be affixed to the roof of the Building by any device which penetrates the roof and Landlord shall have the right to approve in advance Tenant’s mounting of the Rooftop Unit, (d) Tenant shall bear all costs and liability incurred with respect to the installation, operation, maintenance, and insuring of the Rooftop Unit, (e) installation and operation of the Rooftop Unit shall be performed in such manner as is necessary in order to preserve Landlord's roof warranty, and (f) the installation, operation and maintenance of the Rooftop Unit is permitted under and performed in full compliance with all applicable laws and the rules and regulations of the Building. Landlord agrees that Tenant shall have the non-exclusive right to use a pathway in the Building for installation, operation, and maintenance of equipment connecting the Rooftop Unit to Tenant’s HVAC installations in the Premises; provided that (i) such use of the pathway may be shared with other tenants and Landlord, (ii) Tenant shall make no installation or alteration outside of the Premises without Landlord's prior written consent, and (iii) such use otherwise complies with this Section. Tenant shall be responsible for the repair and maintenance of the Rooftop Unit and all related equipment and components during the Term of this Lease, at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease, the Rooftop Unit and related equipment shall remain in place and shall be deemed conveyed by Tenant to Landlord without further Bill of Sale and shall thereafter be Landlord’s personal property. The Rooftop Unit and related equipment shall be in good working order upon the date of conveyance to Landlord. Any structural reinforcement required for Tenant’s rooftop installations before the expiration or earlier termination of this Lease shall be made at Tenant's sole cost and will be performed by contractors approved by Landlord. Landlord will not be liable to Tenant or to any other person whomsoever for any injury to person or damage to property, arising out of any use of the roof or any other portion of the Building in connection with the Rooftop Unit and Tenant hereby indemnifies Landlord from any and all liability thereof.

13. Miscellaneous. To the extent not inconsistent with this Exhibit, the Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto. Initial and subsequent construction in the Premises by Tenant shall comply with the Building’s environmental and energy efficiency initiatives in effect at the time of construction. Such initiatives may include, but shall not be limited to, usage of low VOC construction materials (including, without limitation, low VOC paint and carpet); energy efficient lighting (and controls), equipment, and appliances; HVAC efficiencies; water use reduction; CFC reduction; recycling; construction waste management; usage of locally manufactured materials; usage of rapidly renewable materials; and usage of recycled materials.

EXHIBIT D

JANITORIAL SPECIFICATIONS

OFFICE AREAS*

NIGHTLY SERVICE

Sweep all hard surface flooring with specially treated mops to insure dust-free floors Spot vacuum office and public corridor carpeted areas.

Spot clean carpet as necessary to remove stains.

Empty and clean wastepaper baskets, recycling bins, etc. Insert protective liners.

Remove all normal rubbish and office waste paper and recycling from tenant floors to designated areas.

Dust and wipe clean with treated cloth: baseboards, window sills, cleared desk and table tops, chairs, tables, filing cabinets, bookcases, shelves and all horizontal surfaces that can be reached without a ladder. Cleaners will not move items on horizontal surfaces, but will dust around items.

Dust telephones.

Low-dust moldings, picture frames and converters.

Clean upper side of all glass furniture tops.

Spot damp mop hard surface floors to remove spills, stains, heel marks, etc.

Spot clean to remove dirt, finger marks, smudges, etc. from doors, door frames, switch plates, light switches, etc.

Spot door kick plates as needed.

TWICE/WEEK SERVICE

Dust all furniture, fixtures, equipment and accessories, excluding computers and electronic equipment (copiers, printers, etc.)

WEEKLY SERVICE

Vacuum office and public corridor carpeted areas, including under lightweight office furniture (which will be moved).

Mop hard surface floors.

MONTHLY SERVICE

Dust all surfaces above normal reach including sills, ledges, moldings, shelves, door frames, pictures and vents.

Dust all window blinds. Vacuum all fabric furniture. Clean all baseboards.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff if allowed by manufacturer’s specifications.

TRAFFIC AREAS*

NIGHTLY SERVICE

Fully vacuum carpets from wall to wall. Using approved spotter, spot clean carpeted area.

THREE TIMES/WEEK SERVICE

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

WEEKLY SERVICE

Dust all low reach areas.

MONTHLY SERVICE

Dust all high reach areas. Clean all baseboards.

QUARTERLY SERVICE

Dust HVAC louvers.

CONFERENCE ROOMS*

NIGHTLY SERVICE

Spot clean partition and door glass. Dust all horizontal surfaces.

Empty recyclable and regular trash containers; replace liners in containers as necessary. Remove all collected trash to designated area.

Vacuum to remove visible soil nightly

Dust mop all hard surface floors with treated or electrostatic dust mop. Spot clean partition and door glass.

Mop all stains and spills, especially coffee and drink spills.

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

TWICE/WEEK SERVICE

Vacuum all carpeted traffic lane areas.

WEEKLY SERVICE

Vacuum comers edges and chairs then traffic vacuum all carpeted areas. Dust all low reach areas.

Spot clean telephones and sanitize receivers.

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications. Damp mop entire area.

MONTHLY SERVICE

Clean dry-erase marker boards and trays when requested. Clean all partition glass.

Clean both sides of all glass doors and side glass. Dust all window blinds.

Dust all high reach areas.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff if allowed by manufacturer’s specifications.

QUARTERLY SERVICE

Dust HVAC louvers.

KITCHENETTES-HARDSURFACE

NIGHTLY SERVICE

Remove all collected trash to designated area.

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Clean and sanitize all sinks and wipe dry.

Using a damp cloth dust all horizontal surfaces. Damp clean and sanitize table tops.

Damp clean interior and exterior of microwave oven.

Vacuum all hard surface floor. Damp mop entire area.

WEEKLY SERVICE

Spot clean backs and seats of chairs.

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff if allowed by manufacturer’s specifications. Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

MONTHLY SERVICE

Clean all baseboards.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff. Machine wash all ceramic tile walls if allowed by manufacturer’s specifications.

QUARTERLY SERVICE

Dust HVAC louvers.

RESTROOMS- HARD SURFACE

NIGHTLY SERVICE

Refill dispensers, empty trash, clean and sanitize all restroom fixtures, wipe all counters, clean mirrors, wipe chrome, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner. Empty all sanitary waste receptacles.

MONTHLY SERVICE

Dust and clean all return air vents.

Wash all restroom partitions on both sides.

Machine scrub all restroom floors using germicidal detergent.

ELEVATORS-CARPET*

NIGHTLY SERVICE

Completely clean and vacuum carpeted elevator. Vacuum elevator tracks, removing all debris. Clean and polish metal elevator threshold plates.

MONTHLY SERVICE

Shampoo all carpeted elevators.

CORRIDORS & ELEVATOR LOBBIES- CARPET*

NIGHTLY SERVICE

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Vacuum all elevator threshold plates to remove all debris.

Spot clean door glass and side glass.

Fully vacuum carpets from wall to wall.

Spot clean all metal elevator doors and threshold plates. Using approved spotter, spot clean carpeted area.

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Mop all stains and spills, especially coffee and drink spills.

TWICE/WEEK SERVICE

Clean and polish all bright metal work. Clean and polish all bright metal work.

WEEKLY SERVICE

Polish threshold plates in front of each elevator entry. Dust all low reach areas.

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications. Dust all low reach areas.

MONTHLY SERVICE

Dust all high reach areas. Clean all baseboards.

EVERY OTHER MONTH SERVICE

Machine scrub hard surface floor and apply one coat of polish, allow drying, then buff.

QUARTERLY SERVICE

Dust HVAC louvers.

Extract carpets using an automatic extractor if allowed by manufacturer’s specifications. Dust HVAC louvers.

TENANT RECEPTION LOBBIES - CARPET/HARD SURFACE

NIGHTLY SERVICE

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Clean both sides of all glass doors and side glass.

Vacuum all elevator threshold plates to remove all debris. Police interior lobby planters and remove all debris.

Fully vacuum all carpets from wall to wall.

Vacuum all hard surface floors.

TWICE/WEEK SERVICE

Clean and polish all bright metal work.

Using approved spotter, spot clean carpeted area.

WEEKLY SERVICE

Polish threshold plates in front of each elevator entry.

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications. Vacuum all fabric furniture.

MONTHLY SERVICE

Clean all baseboards.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff if allowed by manufacturer’s specifications.

QUARTERLY SERVICE

Dust HVAC louvers. Dust all wall surfaces.

BREAK AREAS- TILE

NIGHTLY SERVICE

Vacuum all hard surface floor. Damp mop entire area.

Remove all collected trash to designated area.

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Damp wipe all cafeteria and lunch room tables.

WEEKLY SERVICE

Damp clean interior and exterior of microwave oven.

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications. Damp wipe all cafeteria chairs including frame.

Clean outside surfaces of an 8-9 cu. Ft. (250 liter) refrigerator.

MONTHLY SERVICE

Clean all ceiling vents.

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff if allowed by manufacturer’s specifications.

YEARLY SERVICE

Strip hard surface floor and recoat with three coats of floor polish if allowed by manufacturer’s specifications.

SERVICE CORRIDOR- HARD SURFACE

NIGHTLY SERVICE

Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains. Spot clean door glass and side glass.

Vacuum all hard surface floor. Mop all stains and spills, especially coffee and drink spills.

WEEKLY SERVICE

Using a high speed floor machine spray buff all hard surface area if allowed by manufacturer’s specifications.

MONTHLY SERVICE

Clean all baseboards.

EVERY OTHER MONTH SERVICE

Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff.

QUARTERLY SERVICE Dust HVAC louvers.

YEARLY SERVICE

Strip hard surface floor and recoat with three coats of floor polish if allowed by manufacturer’s specifications.

STAIRWELLS

NIGHTLY SERVICE

Police stairs and pick-up litter.

WEEKLY SERVICE

Dust mop stairs, dust railings, ledges and spot clean.

MONTHLY SERVICE

Damp mop stairs, dust railings, ledges and spot clean.

DAY PORTER ALLOCATIONS

Day Porter responsibilities will include but not be limited to:

1.	Day time cleaning of restrooms
2.	Day time restocking of restrooms
3.	Touch up cleaning of lobby floor areas
4.	Exterior policing of grounds (1st floor only)
5.	Emergency clean-ups as required

GENERAL PROVISIONS

1) All vacuums used in Premises shall have HEPA filters.

2) Landlord shall use commercially reasonable efforts to ensure that all tile, carpet and fabric cleaning and maintenance (including vacuuming and spot cleaning) shall conform to the manufacturers’ specifications.

3) Fabric wall coverings and panel system furniture shall be spot cleaned; however,

Landlord does not guarantee results and shall not be liable for any damage associated with such cleaning, unless caused by the negligence or misconduct of Landlord.

4) Trash that fits inside a trash receptacle should be placed in a receptacle, located at each desk in the Leased Premises. Such trash is then collected each evening and is placed in the designated containers located in the Building sub-basement. A "throw out" sticker, as provided by Landlord, should be placed by Tenant on any trash that is too large to fit in the desk side receptacle. If there is trash that needs to be removed during the day, a work order should be placed by Tenant for removal by a day porter.

5) Paper recycling bins will be located at each desk in the Leased Premises. The copy rooms and kitchenette will have recycling receptacles that accommodate glass, aluminum, and plastic bottles. Battery recycling containers will also be located in copy rooms and kitchenettes. Recyclable materials shall be placed into a separate recycling container by Landlord and are sorted off site by a waste management company. Recycling bins will be provided by Landlord at Tenant’s cost.

6) Corridors and elevator lobbies are considered high traffic areas, and therefore shall be vacuumed on a nightly basis. All cleaning referenced in this Exhibit shall be performed after normal building hours. To the extent possible, large vacuums will be used to clean long straight corridors.

7) A damp cloth or electrostatic duster shall be used to dust all surfaces referenced in this Exhibit.

*For the Service areas to which our Customer Service Department is located (either floor 20 or 21), any services related to vacuuming shall be performed either between 5:00 p.m. and 1:00 a.m. nightly as part of basic janitorial services or, at Tenant's additional expense (with a 4 hour minimum) may be performed in the mornings before 11:00 a.m. Central Time.

NOTE: Nightly service is provided Monday through Friday, excluding national holidays.

EXHIBIT E

EXTERIOR GRUBHUB LOGO SIGNAGE

See attached. Subject to receipt of necessary permits and approvals, Landlord and Tenant agree that the sign will be 38” X 20” and of a color and material described in the attached rendering and Tenant may alter the color and/or material of the signage with Landlord’s approval.

EXHIBIT F

FORM OF SNDA

See attached.

Recording Requested by

and when Recorded return to:

Wells Fargo Bank, N.A.

Real Estate Capital Markets

1901 Harrison Street, 2nd Floor

Oakland, California 94612

MAC: A0227-020

Attention: Scott Mowbray

Loan No.: 330910127

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name: GRUBHUB, INC.

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of March , 2012, by and between GRUBHUB, INC., a Delaware corporation

(“Tenant”), and WELLS FARGO BANK, N.A. (“Lender”).

RECITALS

A.

111 WEST WASHINGTON, LLC, a Delaware limited liability company (“Owner”), is the owner of the land and improvements commonly known as Burnham Center located at 111 West Washington Street, Chicago, Illinois 60602 and more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”).

B.

Tenant is the tenant under a lease dated March, 2012, executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”)

C.

Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by a note (the “Note”) and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the “Mortgage”): and (b) a first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.”

D.

Tenant has requested Lender’s agreement that if Lender forecloses on the Mortgage or otherwise exercises Lender’s remedies under the Security Documents, Lender will not disturb Tenant’s right to quiet possession of the Premises under the terms of the Lease.

E.

Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation. Tenant’s agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

SUBORDINATION. The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.

NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or, beyond any applicable grace period, under the Lease.

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3.

ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

4.

PROTECTION OF LENDER. If Lender succeeds to the interest of the landlord under the Lease, Lender shall assume and perform the landlord’s obligations under the Lease for the benefit of Tenant thereafter, provided that Lender shall not be:

(a)	liable for any act or omission of any previous landlord under the Lease;
(b)	subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease;
(c)	bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord;
(d)

obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord’s interest, provided, however, that if any amount of the Construction Allowance (as defined in the Lease) remains to be paid by the prior landlord under Exhibit C, Tenant may offset such remaining amounts from the payment of Rent (as defined in the Lease);

(e)	accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender;
(f)

bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent, except any amendment effected pursuant to Sections 34 through 37 of the Lease;

(g)	bound by any surrender or termination of the Lease made without Lender’s written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease);
(h)

obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions, provided, however, that if any amount of the Construction Allowance remains to be paid by the prior landlord under Exhibit C, Tenant may offset such remaining amounts from the payment of Rent;

(i)	liable for any default of any previous landlord under the Lease;
(j)

bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liabilities under the Lease shall be limited solely to Lender’s interest, if any, in the Property, and the undistributed rents, issues, profits and proceeds thereof (collectively, “Lender’s Interest”) and, following such succession, Tenant shall look exclusively to Lender’s Interest for the payment or discharge of any obligations of Lender under the Lease.

5.

LENDER’S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

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6.

ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant’s receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease and Owner agrees that any payment to Lender in such case shall be in satisfaction of Tenant’s obligations to Owner. Lender’s delivery of such notice to Tenant, or Tenant’s compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease.

7.

INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder.

8.

ASSIGNMENT OF LEASE BY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner’s consent), without Lender’s prior written consent.

9.	MISCELLANEOUS
9.1

Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant’s or Owner’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Owner.

9.2

Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

If to Tenant:	Prior to Commencement Date:

Grubhub, Inc.
2211 N. Elston, Suite 400
Chicago, Illinois 60614
Attn: General Counsel and Chief Operating Officer

After Commencement Date

Grubhub, Inc.
111 West Washington Street, Suite 2100
Chicago, Illinois 60602

If to Lender:	Wells Fargo Bank, N.A.
Real Estate Capital Markets
1901 Harrison Street, 2nd Floor
Oakland, California 94612
MAC: A0227-020
Attention: Scott Mowbray

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

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9.3

Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

9.4

Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds for purposes other than those provided for in the Loan Documents shall not defeat this agreement to subordinate in whole or in part.

9.5

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

9.6	Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.
9.7

Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8

Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9

Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.10

Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11

Authority. Tenant represents and warrants to Lender that all persons executing this Agreement on behalf of Tenant are authorized by Tenant to do so and that such execution hereof is the binding act of Tenant enforceable against Tenant.

9.12

Form of Agreement. Owner and Tenant acknowledge that Lender enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Lender will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Lender in connection with any other transaction.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:

WELLS FARGO BANK, N.A.

By:	/s/ Scott Mowbray
Scott Mowbray
Vice President

[Signature continue on following page]

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TENANT:

GRUBHUB, INC.,
a Delaware corporation

By:	/s/ Michael Evans
Name:	Michael Evans
Title:	COO

[Signature continue on following page]

Signature Page for Subordination, Non-Disturbance And Attornment Agreement For GrubHub

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STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

I, ETHEL SPYRATOS a Notary Public in and for the State and County aforesaid, DO HEREBY CERTIFY that MICHAEL EVANS, personally known to me to be the COO of Grubhub, Inc., a Delaware corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such COO he/she signed and delivered such instrument pursuant to authority given by the Board of Directors of such corporation, as their free and voluntary act and deed, as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 19th day of March, 2012.

/s/ Ethel Spyratos
Notary Public
My Commission Expires: 7-11-15

[Notary Seal]

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The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.

OWNER:

111 WEST WASHINGTON, LLC, a Delaware limited liability company

By:	West Washington Financial Associates, LLC, a Virginia limited liability company, its Manager

	By:	West Washington Managing Co., LLC, a Delaware limited liability company, its Manager

By:
Name:
Title:

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STATE OF CALIFORNIA	)
)SS
COUNTY OF ALAMEDA	)

On March , 2012, before me,          , a notary public, personally appeared SCOTT MOWBRAY, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Notary Public
My Commission Expires:

EXHIBIT A

DESCRIPTION OF PROPERTY

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT executed by GRUBHUB, INC., a Delaware corporation, as “Tenant”, and WELLS FARGO BANK, N.A., as “Lender”.

All that certain land located in the County of Cook, State of Illinois, described as follows:

Lots 1, 2 and the East 47 feet of Lot 3 in Block 56 in Original Town of Chicago, in Section 9, Township 39, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Parcel No. 17-09-459-002 of the City of Chicago, County of Cook, State of Illinios.